Exhibit 3.1

UNDERWRITING AGREEMENT

January 26, 2023

MAG Silver Corp.

Suite 770, 800 West Pender Street

Vancouver, BC

V6C 2V6

Attention:	Mr. George Paspalas
President and Chief Executive Officer

Dear Mr. Paspalas:

BMO Nesbitt Burns Inc. and Raymond James Ltd. (together, the “Lead Underwriters”), and Canaccord Genuity Corp., H.C. Wainwright & Co., LLC, National Bank Financial Inc., Roth Canada Inc., TD Securities Inc. and Scotia Capital Inc. (together with the Lead Underwriters, the “Underwriters” and each individually an “Underwriter”) hereby severally, and not jointly nor jointly and severally, offer to purchase from MAG Silver Corp. (the “Corporation”) in the respective percentages set forth in Section 22 hereof, and the Corporation hereby agrees to issue and sell to the Underwriters, upon and subject to the terms hereof, an aggregate of 2,735,000 common shares of the Corporation (the “Firm Shares”) on an underwritten basis at a price of US$14.65 per Firm Share (the “Offering Price”) for an aggregate purchase price of US$40,067,750.00.

Upon and subject to the terms and conditions contained herein, the Corporation hereby grants to the Underwriters an option (the “Over-Allotment Option”) to purchase severally, and not jointly nor jointly and severally, in the respective percentages set forth in Section 22 hereof, up to an additional 410,250 common shares of the Corporation (the “Additional Shares”) at a price of US$14.65 per Additional Share for the purposes of covering over-allotments and for market stabilization purposes. The Over-Allotment Option may be exercised in accordance with Section 16 hereof. The Firm Shares and the Additional Shares are collectively referred to herein as the “Offered Shares”.

The undersigned understand that Corporation has prepared and filed a preliminary short form prospectus dated January 25, 2023 (together with the Documents Incorporated by Reference (as hereinafter defined), the “Initial Canadian Preliminary Prospectus”) relating to the distribution of the Offered Shares and that the Corporation has received a Prospectus Receipt (as hereinafter defined) therefor from the Commission (as hereinafter defined), as principal regulator, representing the deemed receipt of each of the securities commissions or regulatory authorities (the “Canadian Securities Regulators”) in each of the provinces of Canada, other than Québec (the “Canadian Qualifying Jurisdictions”) pursuant to Multilateral Instrument 11-102 – Passport System and National Policy 11-202 – Process for Prospectus Reviews in Multiple Jurisdictions (collectively, the “Passport System”).

In addition, the undersigned also understand that the Corporation has filed with the United States Securities and Exchange Commission (the “SEC”) pursuant to the Canada/U.S. Multi-Jurisdictional Disclosure System adopted by the SEC (the “MJDS”), a registration statement on Form F-10 (File No. 333-269411) covering the registration of the Offered Shares under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), and the rules and regulations promulgated thereunder (the “1933 Act Regulations”), including the Initial Canadian Preliminary Prospectus (with such deletions therefrom and additions thereto as are permitted or required by Form F-10 and the applicable rules and regulations of the SEC) (such registration statement on Form F-10, including the exhibits and any schedules thereto, the Documents Incorporated by Reference and the documents otherwise deemed under applicable rules and regulations of the SEC to be a part thereof or included therein, the “Initial Registration Statement”). The Corporation has also prepared and filed with the SEC an Appointment of Agent for Service of Process and Undertaking of the Corporation on Form F-X (the “Form F-X”) in conjunction with the filing of the Initial Registration Statement.

The Corporation shall, not later than 1:00 p.m. (Vancouver time) on January 26, 2023 and on a basis acceptable to the Underwriters, acting reasonably, prepare and file under and as required by Canadian Securities Laws with the Canadian Securities Regulators an amended and restated Initial Canadian Preliminary Prospectus (such short form prospectus, including the Documents Incorporated by Reference, the “Amended and Restated Canadian Preliminary Prospectus”) and all other required documents and use commercially reasonable efforts to obtain a Prospectus Receipt therefor as soon as reasonably practicable. The Corporation shall also, immediately after the filing of the Amended and Restated Canadian Preliminary Prospectus and on a basis acceptable to the Underwriters, acting reasonably, prepare and file with the SEC a pre-effective amendment to the Initial Registration Statement, including the Amended and Restated Canadian Preliminary Prospectus (with such deletions therefrom and additions thereto as are permitted or required by Form F-10 and the applicable rules and regulations of the SEC) (such amended registration statement, including the exhibits and any schedules thereto, the Documents Incorporated by Reference and the documents otherwise deemed under applicable rules and regulations of the SEC to be a part thereof or included therein, “Amendment No. 1 to the Registration Statement”).

The Corporation shall prepare and file forthwith after any comments with respect to the Amended and Restated Canadian Preliminary Prospectus have been received from, and have been resolved with, the Commission (as hereinafter defined), and on a basis acceptable to the Underwriters, acting reasonably, and on the terms set out below, under and as required by Canadian Securities Laws with each of the Canadian Securities Regulators a (final) short form prospectus (such short form prospectus, including the Documents Incorporated by Reference, the “Canadian Final Prospectus”) and all other required documents, including any Document Incorporated by Reference therein that has not previously been filed, in order to qualify for distribution to the public the Offered Shares in the Canadian Qualifying Jurisdictions through the Underwriters or any other investment dealer or broker registered to transact such business in the applicable Canadian Qualifying Jurisdictions contracting with the Underwriters and use commercially reasonable efforts to obtain a Prospectus Receipt therefor no later than February 2, 2023. The Corporation shall also, immediately after the filing of the Canadian Final Prospectus and on a basis acceptable to the Underwriters, acting reasonably, file with the SEC a further amendment to the Initial Registration Statement, as amended by Amendment No. 1 to the Registration Statement (or any other U.S. Registration Statement Amendment), including the Canadian Final Prospectus (with such deletions therefrom and additions thereto as are permitted or required by Form F-10 and the applicable rules and regulations of the SEC) (such amended registration statement, including the exhibits and any schedules thereto, the Documents Incorporated by Reference and the documents otherwise deemed under applicable rules and regulations of the SEC to be a part thereof or included therein, the “Amendment No. 2 to the Registration Statement”), which Amendment No. 2 to the Registration Statement will become effective automatically under the U.S. Securities Act upon the filing thereof pursuant to Rule 467(a) under the U.S. Securities Act (the Initial Registration Statement, as amended at the time it becomes effective, including the exhibits and any schedules thereto, the Documents Incorporated by Reference and the documents otherwise deemed under applicable rules and regulations of the SEC to be a part thereof or included therein, the “Registration Statement”).

The Corporation and the Underwriters agree that (i) any offers or sales of the Offered Shares in Canada will be conducted through the Underwriters, or one or more affiliates of the Underwriters, duly registered in compliance with applicable Canadian Securities Laws; and (ii) any offers or sales of the Offered Shares in the United States will be conducted through the Underwriters, or one or more affiliates of the Underwriters, duly registered as a broker-dealer in compliance with applicable U.S. Securities Laws and the requirements of the Financial Industry Regulatory Authority, Inc. (“FINRA”). H.C. Wainwright & Co., LLC (“HC Wainwright”) will not, directly or indirectly, solicit offers to purchase or sell the Offered Shares in Canada.

In consideration of the agreement on the part of the Underwriters to purchase the Offered Shares and in consideration of the services rendered and to be rendered by the Underwriters hereunder, the Corporation agrees to pay to the Lead Underwriters, on behalf of the Underwriters, at the Closing Time (as hereinafter defined), and at the Option Closing Time (as hereinafter defined), if any, a cash fee equal to 5.0% of the aggregate gross proceeds of the Offering, other than proceeds of the Offering that are received from purchasers on the President’s List (as hereinafter defined), on which the Corporation agrees to pay a cash fee equal to 5.0% of such proceeds of the Offering (the “Underwriting Fee”), the payment of such fee to be reflected by the Underwriters making payment of the gross proceeds of the sale of the Firm Shares or the Additional Shares, as the case may be, to the Corporation less the amount of the Underwriting Fee. BMO Nesbitt Burns Inc. and Raymond James Ltd. together shall be entitled to receive, out of the Underwriting Fee, a work fee equal to 5.0% of the aggregate Underwriting Fee, with 50% of the work fee being allocated to BMO Nesbitt Burns Inc. and 50% of the work fee being allocated to Raymond James Ltd.

This Agreement shall be subject to the following terms and conditions:

TERMS AND CONDITIONS

Section 1	Interpretation

(1)	Definitions

Where used in this Agreement or in any amendment hereto, the following terms shall have the following meanings, respectively:

“1933 Act Regulations” has the meaning given to it in the fourth paragraph of this Agreement;

“Additional Shares” has the meaning given to it in the second paragraph of this Agreement;

“affiliate” has the meaning given to it in the Business Corporations Act (British Columbia);

“Agreement” means the agreement resulting from the acceptance by the Corporation of the offer made by the Underwriters by this letter;

“Agreements and Instruments” has the meaning given to it in Section 7(30);

“Applicable Securities Laws” means the Canadian Securities Laws and the U.S. Securities Laws;

“Applicable Time” means the time that the Registration Statement becomes effective, unless the Lead Underwriters shall designate in writing to the Corporation another time as the initial sale time, in which case such designated time shall be the Applicable Time;

“Business Day” means any day, other than a Saturday or Sunday, on which banks are open for business in Vancouver, British Columbia and New York, New York;

“Canadian Final Prospectus” has the meaning given to it in the third paragraph of this Agreement;

“Canadian Offering Documents” means each of the Canadian Preliminary Prospectus, the Canadian Final Prospectus, any Canadian Prospectus Amendment, including the Documents Incorporated by Reference and any Marketing Documents;

“Canadian Preliminary Prospectus” means the Initial Canadian Preliminary Prospectus, including the Documents Incorporated by Reference and, subsequent to the filing of the Amended and Restated Canadian Preliminary Prospectus, references to the “Canadian Preliminary Prospectus” shall mean the Initial Canadian Preliminary Prospectus, as amended by the Amended and Restated Canadian Preliminary Prospectus, including the Documents Incorporated by Reference;

“Canadian Prospectus Amendment” means any amendment to the Canadian Preliminary Prospectus or the Canadian Final Prospectus, including the Documents Incorporated by Reference;

“Canadian Qualifying Jurisdictions” has the meaning given to it in the third paragraph of this Agreement;

“Canadian Securities Laws” means all applicable securities laws of each of the Canadian Qualifying Jurisdictions, and the respective rules and regulations under such laws together with applicable published national, multilateral and local policy statements, instruments, notices, blanket orders and rulings of the securities regulatory authorities in such jurisdictions;

“Canadian Securities Regulators” has the meaning given to it in the third paragraph of this Agreement;

“CDS” means the CDS Clearing and Depository Services Inc.;

“Closing Date” has the meaning given to it in Section 14;

“Closing Time” has the meaning given to it in Section 14;

“Commission” means the British Columbia Securities Commission;

“Common Shares” means the common shares in the capital of the Corporation;

“Corporation” means MAG Silver Corp.;

“Distribution” means “distribution” or “distribution to the public” as those terms are defined in the Applicable Securities Laws;

“Documents Incorporated by Reference” means all interim and annual financial statements, management’s discussion and analysis, business acquisition reports, management information circulars, annual information forms, material change reports, Marketing Documents and other documents that are or are required by Applicable Securities Laws to be incorporated by reference into the Offering Documents, as applicable;

“Earn-in Agreement” means the Limited Liability Company Agreement effective as of December 20, 2018 among Quintana WRP Holding Company, LLC, Crown Mines, LLC, Timberline Land Holdings LLC, Fehrjorety, LLC, DTM USA, Inc. and 1190298 B.C. Ltd. with respect to the Corporation’s indirect right, subject to the terms set out therein, to earn-in to a 100% interest in the Deer Trail Carbonate Replacement-Porphyry Project in central Utah;

“Employee Plans” has the meaning given to it in Section 7(45);

“Environmental Laws” has the meaning given to it in Section 7(24);

“Financial Statements” means the audited annual financial statements of the Corporation and unaudited interim financial statements of the Corporation included in the Documents Incorporated by Reference, including the notes to such statements and the related auditors’ report on such statements, as applicable;

“Firm Shares” has the meaning given to it in the first paragraph of this Agreement;

“Flow-Through Private Placement” means the bought deal private placement of 843,000 Flow-Through Shares at a price of C$23.75 per Flow-Through Share for aggregate gross proceeds of C$20,021,250.00 expected to close on or about February 16, 2023;

“Flow-Through Shares” means Common Shares issued on a flow-through basis under the Income Tax Act (Canada);

“Foreign Corruption Laws” has the meaning given to it in Section 7(51);

“Form F-X” has the meaning given to it in the fourth paragraph of this Agreement;

“Governmental Licenses” has the meaning given to it in Section 7(25);

“Hazardous Materials” has the meaning given to it in Section 7(24);

“HC Wainwright” has the meaning given to it in the seventh paragraph of this Agreement.

“IFRS” means International Financial Reporting Standards as issued by the International Accounting Standards Board, as the same may be amended or supplemented from time to time;

“Indemnified Party” has the meaning given to it in Section 9(1);

“Issuer Free Writing Prospectus” means an “issuer free writing prospectus” as defined in Rule 433 under the U.S. Securities Act relating to the Offered Shares that (i) is required to be filed with the SEC by the Corporation, (ii) is a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i) under the U.S. Securities Act whether or not required to be filed with the SEC or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) under the U.S. Securities Act because it contains a description of the Offered Shares or of the Offering that does not reflect the final terms, in each case in the form filed or required to be filed with the SEC or, if not required to be filed, in the form retained in the Corporation’s records pursuant to Rule 433(g) under the U.S. Securities Act;

“ITA” means the Income Tax Act (Canada), as amended;

“Juanicipio Entities” means Minera Juanicipio S.A. de C.V. and Equipos Chaparral, S.A. de C.V.;

“Lead Underwriters” has the meaning given to it in the first paragraph of this Agreement;

“Lien” means any encumbrance, lien, charge, hypothec, pledge, mortgage, title retention agreement or other security interest;

“Marketing Documents” means the marketing materials approved in accordance with Section 3(2);

“marketing materials” has the meaning given to it in NI 41-101;

“Material Adverse Effect” means any event, change, fact or state of being which could reasonably be expected to have a material and adverse effect on the business, affairs, capital, operation, permits, contractual arrangements, assets, management, condition (financial or otherwise), business prospects, financial position, shareholders’ equity, results of operations, liabilities (absolute, accrued, contingent or otherwise) or properties of the Corporation and its consolidated interest in the Subsidiaries, taken as a whole;

“material change” means a material change in or relating to the Corporation for the purposes of Applicable Securities Laws or any of them, or where undefined under the Applicable Securities Laws of an Offering Jurisdiction means a change in or relating to the business, operations or capital of the Corporation and its Subsidiaries taken as a whole that would reasonably be expected to have a significant effect on the market price or value of any securities of the Corporation and includes a decision to implement such a change made by the board of directors of the Corporation or by senior management who believe that confirmation of the decision by the board of directors of the Corporation is probable;

“Material Contracts” has the meaning given to it in Section 7(27);

“material fact” means a material fact for the purposes of Applicable Securities Laws or any of them, or where undefined under the Applicable Securities Laws of an Offering Jurisdiction means a fact that would reasonably be expected to have a significant effect on the market price or value of any securities of the Corporation;

“Material Properties” means the Corporation’s 44% joint venture interest in the Juanicipio property as described in the Offering Documents;

“Material Subsidiaries” means (i) the Juanicipio Entities; and (ii) Minera Los Lagartos, S.A. de C.V.; and “Material Subsidiary” means any one of them;

“Mining Rights” means prospecting, exploration and mining rights, as applicable, relating to the Material Properties, including without limitation the property rights disclosed in Schedule “B”;

“misrepresentation” means a misrepresentation for the purposes of the Applicable Securities Laws of an Offering Jurisdiction or any of them, or where undefined under the Applicable Securities Laws of an Offering Jurisdiction means: (i) an untrue statement of a material fact, or (ii) an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in the light of the circumstances in which it was made;

“MJDS” has the meaning given to it in the fourth paragraph of this Agreement;

“Money Laundering Laws” has the meaning given to it in Section 7(51);

“NI 43-101” means National Instrument 43-101 – Standards for Disclosure for Mineral Projects;

“NI 44-101” means National Instrument 44-101 – Short Form Prospectus Distributions;

“NI 51-102” means National Instrument 51-102 – Continuous Disclosure Obligations;

“NYSE American” means the NYSE American, LLC;

“OFAC” has the meaning given to it in Section 7(53);

“Offered Shares” has the meaning given to it in the second paragraph of this Agreement;

“Offering” means the sale of Offered Shares pursuant to this Agreement;

“Offering Documents” means the Canadian Offering Documents and the U.S. Offering Documents;

“Offering Jurisdictions” means the United States and the Canadian Qualifying Jurisdictions;

“Offering Price” has the meaning given to it in the first paragraph of this Agreement;

“Option Closing Date” has the meaning given to it in Section 16(1);

“Option Closing Time” has the meaning given to it in Section 16(1);

“Over-Allotment Option” has the meaning given to it in the second paragraph of this Agreement;

“Passport System” has the meaning given to it in the third paragraph of this Agreement;

“Permitted Encumbrances” means any Lien in respect of the Material Properties and all other present and after-acquired real or personal property, principally used or acquired for use by the Corporation and/or its Subsidiaries in connection with all development, construction, production and extraction activities at such properties, including the following:

(a)	inchoate or statutory Liens for taxes, assessments, royalties, rents or charges not at the time due or payable, or being contested in good faith through appropriate proceedings;

(b)	any reservations or exceptions contained in the original grants of land or by applicable statute or the terms of any lease in respect of such properties;

(c)

minor discrepancies in the legal description or acreage of or associated with such properties or any adjoining properties which would be disclosed in an up to date survey and any registered easements and registered restrictions or covenants that run with the land which do not materially detract from the value of, or materially impair the use of such properties for the purpose of conducting and carrying out mining operations thereon;

(d)

rights of way for or reservations or rights of others for, sewers, water lines, gas lines, electric lines, telegraph and telephone lines, and other similar utilities, or zoning by-laws, ordinances, surface access rights or other restrictions as to the use of such properties, which do not in the aggregate materially detract from the use of such properties by the Corporation and/or its subsidiaries for the purpose of conducting and carrying out mining operations thereon;

(e)	First Nations claims to title or other rights or interests in and to such properties;

(f)	non-material equipment financing, equipment leases or purchase money security interests;

(g)	non-material Liens not otherwise herein expressly permitted incurred in the ordinary course of business of the Corporation and/or its Subsidiaries; and

(h)

Liens, letters of credit, surety bonds or other rights granted by the Corporation and/or its Subsidiaries to secure the performance of statutory obligations or regulatory requirements (including reclamation and permitting obligations);

“President’s List” means certain pre-identified individual purchasers participating in the Offering, as agreed upon between the Corporation and the Lead Underwriters;

“Pricing Disclosure Package” means the U.S. Final Prospectus, as supplemented by any Issuer Free Writing Prospectuses listed in Schedule “F” hereto, taken together;

“Principals” has the meaning given to it in Section 7(14);

“Prospectus Receipt” means the receipt issued by the Commission, which is deemed to also be a receipt of the other Canadian Securities Regulators pursuant to Multilateral Instrument 11-102 — Passport System and National Policy 11-202 — Process for Prospectus Reviews in Multiple Jurisdictions, for the Canadian Preliminary Prospectus, the Amended and Restated Canadian Preliminary Prospectus, the Canadian Final Prospectus and any Canadian Prospectus Amendment, as the case may be;

“Prospectuses” means the Canadian Preliminary Prospectus, the U.S. Preliminary Prospectus, the Amended and Restated Canadian Preliminary Prospectus, the U.S. Amended and Restated Preliminary Prospectus, the Canadian Final Prospectus and the U.S. Final Prospectus;

“Purchasers” means, collectively, each of the purchasers of the Offered Shares arranged by the Underwriters pursuant to the Offering;

“Registration Statement” has the meaning given to it in the sixth paragraph of this Agreement;

“Repayment Event” has the meaning given to it in Section 7(30);

“SEC” has the meaning given to it in the fourth paragraph of this Agreement;

“SEDAR” means the System for Electronic Document Analysis and Retrieval;

“Selling Firm” has the meaning given to it in Section 2(1);

“Subsidiaries” means all of the Material Subsidiaries, 1190298 B.C. Ltd., 0928293 B.C. Ltd., 0890887 B.C. Ltd., 0892249 B.C. Ltd., Dsub0890887 Cooperatief U.A., STPF B.V., 0891512 B.C. Ltd., DT Mining LLC, F3 Gold USA Inc., Gatling Exploration Inc., Minera Sierra Vieja S.A. de C.V., Minera Pozo Seco S.A. de C.V. and DTM USA, Inc. and “Subsidiary” means any one of them;

“Supplementary Material” means, collectively, any amendment to the Offering Documents and any amendment or supplemental prospectus or ancillary materials that may be filed by or on behalf of the Corporation under Applicable Securities Laws relating to the Offering and/or the Distribution of the Offered Shares;

“template version” has the meaning ascribed to such term in NI 41-101 and includes any revised template version of marketing materials as contemplated by NI 41-101;

“TSX” means the Toronto Stock Exchange;

“Underwriters” has the meaning given to it in the first paragraph of this Agreement;

“Underwriters’ Expenses” has the meaning given to it in Section 17;

“Underwriting Fee” has the meaning given to it in the eighth paragraph of this Agreement;

“U.S. Amended and Restated Preliminary Prospectus” means the Amended and Restated Canadian Preliminary Prospectus with such deletions therefrom and additions thereto as are permitted or required by Form F-10 and the applicable rules and regulations of the SEC, included in Amendment No. 1 to the Registration Statement as amended at such time, including the Documents Incorporated by Reference therein;

“U.S. Amended Prospectus” means a prospectus included in any U.S. Registration Statement Amendment;

“U.S. Exchange Act” means the United States Securities Exchange Act of 1934, as amended;

“U.S. Final Prospectus” means the Canadian Final Prospectus with such deletions therefrom and additions thereto as are permitted or required by Form F-10 and the applicable rules and regulations of the SEC, included in the Registration Statement at the time it becomes effective, including the Documents Incorporated by Reference;

“U.S. Offering Documents” means the Initial Registration Statement, Amendment No. 1 to the Registration Statement, Amendment No. 2 to the Registration Statement, the Registration Statement, any U.S. Registration Statement Amendment, the U.S. Preliminary Prospectus, Issuer Free Writing Prospectus, the U.S. Amended and Restated Preliminary Prospectus, the U.S. Final Prospectus, any U.S. Amended Prospectus and the Pricing Disclosure Package;

“U.S. Preliminary Prospectus” means the Initial Canadian Preliminary Prospectus with such deletions therefrom and additions thereto as are permitted or required by Form F-10 and the applicable rules and regulations of the SEC, included in the Initial Registration Statement as amended at such time, including the Documents Incorporated by Reference therein;

“U.S. Registration Statement Amendment” means any amendment to Amendment No. 1 to the Registration Statement (other than Amendment No. 2 to the Registration Statement) and any post-effective amendment to the Registration Statement filed with the SEC during the Distribution of the Offered Shares;

“U.S. Securities Act” has the meaning given to it in the fourth paragraph of this Agreement;

“U.S. Securities Laws” means all applicable United States securities laws, including, without limitation, the U.S. Securities Act, the U.S. Exchange Act and the rules and regulations promulgated thereunder; and

“United States” means the United States of America, its territories and possessions, any State of the United States and the District of Columbia.

(2)	Capitalized terms used but not defined herein have the meanings ascribed to them in the Canadian Preliminary Prospectus.

(3)	Any reference in this Agreement to a Section or Subsection shall refer to a section or subsection of this Agreement.

(4)

All words and personal pronouns relating thereto shall be read and construed as the number and gender of the party or parties referred to in each case required and the verb shall be construed as agreeing with the required word and/or pronoun.

(5)	Any reference in this Agreement to “$” or to “dollars” shall refer to the lawful currency of Canada, unless otherwise specified.

(6)	The following are the schedules to this Agreement, which schedules are deemed to be a part hereof and are hereby incorporated by reference herein:

Schedule “A” – List of Material Subsidiaries

Schedule “B” – Property Rights

Schedule “C” – Matters to be Addressed in the Corporation’s Canadian Counsel Opinion

Schedule “D” – Form of Opinion to be Provided by Corporation’s U.S. Counsel

Schedule “E” – Form of Lock-Up Agreement

Schedule “F” – Issuer Free Writing Prospectuses

Section 2	Distribution of the Offered Shares

(1)

Each Underwriter shall be permitted to appoint additional investment dealers or brokers (each, a “Selling Firm”) as its agents in the Offering and each such Underwriter may determine the remuneration payable to such Selling Firm. The Underwriters may offer the Offered Shares, directly and through Selling Firms or any affiliate of an Underwriter, in the Offering Jurisdictions for sale to the public only in accordance with Applicable Securities Laws and in any jurisdiction outside of the Offering Jurisdictions (subject to Section 6 hereof) to Purchasers permitted to purchase the Offered Shares only in accordance with Applicable Securities Laws and applicable securities laws in such jurisdiction, and upon the terms and conditions set forth in the Offering Documents and in this Agreement. Each Underwriter shall require any Selling Firm appointed by such Underwriter to agree to the foregoing and such Underwriter shall be severally responsible for the compliance by such Selling Firm with the provisions of this Agreement.

(2)

For purposes of this Section 2, the Underwriters shall be entitled to assume that the Offered Shares are qualified for Distribution in any Canadian Qualifying Jurisdiction where a Prospectus Receipt shall have been obtained following the filing of the Canadian Final Prospectus, unless otherwise notified in writing by the Corporation.

(3)

The Lead Underwriters shall promptly notify the Corporation when, in their opinion, the Distribution of the Offered Shares has ceased and will provide to the Corporation, as soon as practicable thereafter, a breakdown of the number of Offered Shares distributed in each of the Offering Jurisdictions where such breakdown is required for the purpose of calculating fees payable to the Canadian Securities Regulators and, as applicable, in the United States.

(4)

The Underwriters shall not, in connection with the services provided hereunder, make any representations or warranties with respect to the Corporation or its securities, other than as set forth in the Offering Documents or in any Issuer Free Writing Prospectus.

(5)

Notwithstanding the foregoing provisions of this Section 2, no Underwriter will be liable to the Corporation under this Section 2 with respect to a default by another Underwriter or another Underwriter’s duly registered broker-dealer affiliate in the United States or any Selling Firm, as the case may be.

(6)

The Underwriters acknowledge that the Corporation is not taking any steps to qualify the Offered Shares for Distribution or register the Offered Shares or the Distribution thereof with any securities authority outside of the Offering Jurisdictions.

(7)	HC Wainwright hereby covenants and agrees with the Corporation that:

(a)

it will not sell or offer to sell, nor allow any Selling Firm acting on behalf of it in connection with the Offering to sell or offer to sell, any of the Offered Shares to any person resident in Canada; and

(b)

it shall include a statement in a letter or other written notice provided to the purchaser of the Offered Shares sold by it that it is such purchaser’s understanding that the purchaser is not a resident of Canada nor is the purchaser holding such Offered Shares on behalf of or for the benefit of a person resident in Canada.

Section 3	Preparation of Prospectus; Marketing Materials; Due Diligence

(1)

During the period of the Distribution of the Offered Shares, the Corporation shall co-operate in all respects with the Underwriters to allow and assist the Underwriters to participate fully in the preparation of, and allow the Underwriters to approve the form and content of, the Offering Documents and any Issuer Free Writing Prospectus, excluding in each case the Documents Incorporated by Reference, and shall allow the Underwriters to conduct all “due diligence” investigations which the Underwriters may reasonably require to fulfil the Underwriters’ obligations under Applicable Securities Laws as underwriters and, in the case of the Canadian Preliminary Prospectus, the Amended and Restated Canadian Preliminary Prospectus, the Canadian Final Prospectus and any Canadian Prospectus Amendment, to enable the Underwriters responsibly to execute any certificate required to be executed by the Underwriters.

(2)	Without limiting the generality of clause (1) above, during the Distribution of the Offered Shares:

(a)

subject to Section 7(58), the Corporation shall prepare, in consultation with the Lead Underwriters, and shall approve in writing, prior to the time that any such marketing materials are provided to potential Purchasers, a template version of any marketing materials reasonably requested to be provided by the Underwriters to any such potential Purchasers, and such marketing materials shall comply with Applicable Securities Laws and shall be acceptable in form and substance to the Underwriters and their counsel, acting reasonably;

(b)

the Lead Underwriters shall, on behalf of the Underwriters, approve a template version of any such marketing materials in writing prior to the time that such marketing materials are provided to potential Purchasers;

(c)

the Corporation shall file a template version of any such marketing materials on SEDAR as soon as reasonably practical after such marketing materials are so approved in writing by the Corporation and the Lead Underwriters and in any event on or before the day the marketing materials are first provided to any potential Purchaser, and any comparables shall be removed from the template version in accordance with NI 44-101 prior to filing such on SEDAR (provided that if any such comparables are removed, the Corporation shall deliver a complete template version of any such marketing materials to the Commission), and the Corporation shall provide a copy of such filed template version to the Underwriters as soon as practicable following such filing; and

(d)

following the approvals and filings set forth in Sections 3(2)(a) to (c) above, the Underwriters may provide a limited use version of such marketing materials to potential Purchasers in accordance with Applicable Securities Laws.

(3)

The Corporation and each Underwriter, on a several basis, covenants and agrees not to provide any potential Purchaser with any marketing materials except for marketing materials which have been approved as contemplated in Section 3(2).

Section 4	Material Changes

(1)

During the period from the date of this Agreement to the completion of the Distribution of the Offered Shares the Corporation covenants and agrees with the Underwriters that it shall promptly notify the Underwriters in writing of:

(a)

any material change (actual, anticipated, contemplated or threatened) in or relating to the business, affairs, operations, assets, liabilities (contingent or otherwise), capital or ownership of the Corporation and its Subsidiaries taken as a whole;

(b)

any material fact which has arisen or been discovered and would have been required to have been stated in any of the Offering Documents or any Issuer Free Writing Prospectus had the fact arisen or been discovered on or prior to the date of such document;

(c)

any change in any material fact (which for purposes of this Agreement shall be deemed to include the disclosure of any previously undisclosed material fact) contained in the Canadian Offering Documents, as they exist immediately prior to such change, which fact or change is, or may reasonably be expected to be, of such a nature as to render any statement in such Canadian Offering Documents, as they exist taken together in their entirety immediately prior to such change, misleading or untrue in any material respect or which would result in the Canadian Offering Documents, as they exist immediately prior to such change, containing a misrepresentation or which would result in the Canadian Offering Documents, as they exist immediately prior to such change, not complying with the laws of any Canadian Qualifying Jurisdiction in which the Offered Shares are to be offered for sale or which change would reasonably be expected to have a significant effect on the market price or value of any securities of the Corporation; or

(d)

the occurrence of any event as a result of which (i) the Registration Statement or any U.S. Registration Statement Amendment would include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or (ii) the U.S. Preliminary Prospectus, the U.S. Amended and Restated Preliminary Prospectus, the U.S. Final Prospectus, the Pricing Disclosure Package, any U.S. Amended Prospectus or any Issuer Free Writing Prospectus, in each case as then amended or supplemented (in the case of the Pricing Disclosure Package, as of the Applicable Time), would include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances in which they are made, not misleading.

(2)

The Underwriters agree, and will require each Selling Firm to agree, to cease the Distribution of the Offered Shares upon the Underwriter receiving written notification of any change or material fact with respect to any Offering Document contemplated by this Section 4 and to not recommence the Distribution of the Offered Shares until Supplementary Materials disclosing such change are filed in such Offering Jurisdiction.

(3)

The Corporation shall promptly comply with all applicable filing and other requirements under Applicable Securities Laws whether as a result of such change, material fact or otherwise; provided that the Corporation shall not file any Supplementary Material or other document without first providing the Underwriters with a copy of such Supplementary Material or other document and consulting with the Underwriters with respect to the form and content thereof.

(4)

If during the Distribution of the Offered Shares there is any change in any Applicable Securities Laws, which results in a requirement to file Supplementary Material, the Corporation shall subject to the proviso in clause (2) above, make any such filing under Applicable Securities Laws as soon as possible.

(5)

The Corporation shall in good faith discuss with the Underwriters any fact or change in circumstances (actual, anticipated, contemplated or threatened, financial or otherwise) which is of such a nature that there is reasonable doubt whether written notice need be given under this Section 4.

Section 5	Deliveries to the Underwriters

(1)	The Corporation shall deliver or cause to be delivered to the Underwriters, forthwith:

(a)

copies of the Initial Canadian Preliminary Prospectus, the Amended and Restated Canadian Preliminary Prospectus, the Canadian Final Prospectus and any Marketing Documents duly signed by the Corporation as required by the laws of all of the Canadian Qualifying Jurisdictions;

(b)

copies of the Initial Registration Statement, Amendment No. 1 to the Initial Registration Statement and Amendment No. 2 to the Initial Registration Statement, in each case signed as required by the U.S. Securities Act and the rules and regulations of the SEC thereunder and any documents included as exhibits to any such registration statement;

(c)	copies of any Supplementary Material required to be filed under Section 4 hereof duly signed as required by the laws of all of the Canadian Qualifying Jurisdictions; and

(d)

any U.S. Registration Statement Amendment required to be filed under Section 4 hereof, signed as required by the U.S. Securities Act and the rules and regulations of the SEC thereunder and any documents included as exhibits to the U.S. Registration Statement Amendment;

provided, that with respect to (i) clauses (a) and (c) of this Section 5(1) if the documents are available on SEDAR, they shall be deemed to have been delivered to the Underwriters as required by this Section 5(1); and (ii) clauses (b) and (d) of this Section 5(1), if the documents are available on EDGAR, they shall be deemed to have been delivered to the Underwriters as required by this Section 5(1).

(2)

The Corporation shall forthwith cause to be delivered to the Underwriters in such cities in the Offering Jurisdictions as they may reasonably request, without charge, such numbers of commercial copies of the Canadian Offering Documents and the U.S. Offering Documents as the Underwriters shall reasonably require, excluding in each case the Documents Incorporated by Reference. The Corporation shall similarly cause to be delivered to the Underwriters commercial copies of any Supplementary Material, excluding in each case the Documents Incorporated by Reference. The Corporation agrees that such deliveries shall be effected as soon as possible and, in any event, (i) in Toronto and New York not later than 12:00 noon E.S.T. on the second Business Day following the date hereof in respect of the Amended and Restated Canadian Preliminary Prospectus and

the U.S. Amended and Restated Preliminary Prospectus, and in all other cities by 12:00 noon local time, on the next Business Day, and (ii) in Toronto and New York not later than 12:00 noon E.S.T. on the Business Day following the date of the filing of the Canadian Final Prospectus and the U.S. Final Prospectus in respect of the Canadian Final Prospectus and the U.S. Final Prospectus, and in all other cities by 12:00 noon local time, on the next Business Day; provided that the Underwriters have given the Corporation written instructions as to the number of copies required and the places to which such copies are to be delivered not less than 24 hours prior to the time requested for delivery. Such delivery shall also confirm that the Corporation consents to the use by the Underwriters and Selling Firms of the Offering Documents in connection with the Distribution of the Offered Shares in compliance with the provisions of this Agreement.

(3)

By the act of having delivered the Offering Documents to the Underwriters (or in the case of the Pricing Disclosure Package, having conveyed such information to prospective investors), the Corporation shall have represented and warranted to the Underwriters that all information and statements (except information and statements relating solely to the Underwriters) contained in such documents, at the respective dates of initial delivery thereof (or as of the Applicable Time in the case of the Pricing Disclosure Package), comply with the Applicable Securities Laws and are true and correct in all material respects, and that such documents, at such dates, contain no misrepresentation or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and constitute full, true and plain disclosure of all material facts relating to the Corporation and the Offering as required by the Applicable Securities Laws.

(4)

The Corporation shall also deliver or cause to be delivered to the Underwriters, concurrently with the filing of the Canadian Final Prospectus with the Commission, a “long form” comfort letter of Deloitte LLP, in form and substance satisfactory to the Underwriters, acting reasonably, addressed to the Underwriters and the directors of the Corporation, with respect to certain financial and accounting information relating to the Corporation and its Subsidiaries and affiliates contained in the Offering Documents, which letter shall be in addition to the auditors’ report incorporated by reference in the Prospectuses.

Section 6	Regulatory Approvals

The Corporation will make all necessary filings, obtain all necessary consents and approvals (if any) and pay all filing fees required to be paid in connection with the transactions contemplated by this Agreement. The Corporation will qualify the Offered Shares for offering and sale under the Applicable Securities Laws of the Offering Jurisdictions and in such other jurisdictions as the Underwriters may designate and maintain such qualifications in effect for so long as required for the Distribution of the Offered Shares; provided, however, that (i) the Corporation shall not be obligated to make any material filing, file any prospectus, registration statement or similar document, consent to service of process, or qualify as a foreign corporation or as a dealer in securities in any of such other jurisdictions, or subject itself to taxation in respect of doing business in any of such other jurisdictions in which it is not otherwise so subject, or become subject to any additional periodic reporting or continuous disclosure obligations in such other jurisdictions, and (ii) the Underwriters and the Selling Firms shall comply with the applicable laws in any such designated jurisdiction in making offers and sales of Offered Shares therein.

Section 7	Representations and Warranties of the Corporation

The Corporation represents and warrants to each of the Underwriters and acknowledges that the Underwriters are relying on such representations and warranties in entering into this Agreement. The representations and warranties of the Corporation contained in this Agreement shall be true as of the date hereof, the Closing Time and Option Closing Time, if applicable, and shall survive the completion of the transactions contemplated under this Agreement and remain in full force and effect thereafter for the benefit of the Underwriters.

(1)

Good Standing of the Corporation. The Corporation is a corporation existing under the laws of British Columbia, is current and up-to-date with all material filings required to be made, and has the corporate power and capacity to own, lease and operate its properties and to conduct its business as is now carried on by it or proposed to be carried on by it, in each case as described in the Pricing Disclosure Package and the Prospectuses, and to enter into, deliver and perform its obligations under this Agreement, and is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business;

(2)

Good Standing of Material Subsidiaries. The Corporation’s Material Subsidiaries are listed in Schedule “A” hereto, which schedule is true, complete and accurate in all respects. Each of the Material Subsidiaries is a corporation incorporated, organized and existing under the laws of the jurisdiction of incorporation set out in Schedule “A”, is current and up-to-date with all material filings required to be made and has the requisite corporate power and capacity to own, lease and operate its properties and to conduct its business as is now carried on by it or proposed to be carried on by it, in each case as described in the Pricing Disclosure Package and the Prospectuses, and is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business. All of the issued and outstanding shares in the capital of each Material Subsidiary have been duly authorized and validly issued, are fully paid and are, except as set forth in the Pricing Disclosure Package and the Prospectuses, directly or indirectly beneficially owned by the Corporation, free and clear of any Liens, other than Permitted Encumbrances; and none of the outstanding shares of the capital stock of any Material Subsidiary was issued in violation of the pre-emptive or similar rights of any security holder of such Subsidiary. Other than dilution in accordance with the terms and conditions of the shareholders agreement in respect of Minera Juanicipio, S.A. de C.V. dated October 10, 2005, there exist no options, warrants, purchase rights, or other contracts or commitments that could require the Corporation to sell, transfer or otherwise dispose of any capital stock of any Material Subsidiary. No act or proceeding has been taken by or against any Material Subsidiary in connection with its liquidation, winding-up or bankruptcy;

(3)	Share Capital of Material Subsidiaries. The share capital of the Material Subsidiaries as set forth in Schedule “A” hereto is true and correct;

(4)

Non-Material Subsidiaries. There are no subsidiaries of the Corporation other than the Subsidiaries; each of 1190298 B.C. Ltd., 0928293 B.C. Ltd., 0890887 B.C. Ltd., 0892249 B.C. Ltd., Dsub0890887 Cooperatief U.A., STPF B.V., 0891512 B.C. Ltd., DT Mining LLC, F3 Gold USA Inc., Gatling Exploration Inc., Minera Sierra Vieja S.A. de C.V., Minera Pozo Seco S.A. de C.V. and DTM USA, Inc. do not hold any material assets or carry on any material business;

(5)

Authorized and Issued Capital. The authorized capital of the Corporation consists of an unlimited number of Common Shares without par value of which 98,978,154 Common Shares were issued and outstanding as of January 25, 2023 as fully paid and non-assessable shares in the capital of the Corporation;

(6)

Options and Share Units. Other than as disclosed in the Pricing Disclosure Package and the Prospectuses, no person, firm or corporation has any agreement, option, right or privilege, whether pre-emptive, contractual or otherwise, capable of becoming an agreement for the purchase, acquisition, subscription for or issuance of any of the unissued shares of the Corporation or the Subsidiaries, or other securities convertible, exchangeable or exercisable for shares of the Corporation or the Subsidiaries other than 991,448 incentive stock options of the Corporation issued and outstanding as of the date hereof, 420,115 deferred share units of the Corporation issued and outstanding as of the date hereof, and 332,313 restricted and performance share units of the Corporation issued and outstanding as of the date hereof;

(7)

Offered Shares are Listed. The Common Shares are listed and posted for trading on the TSX and NYSE American, the Corporation is not in default of its listing requirements on the TSX and NYSE American and the Corporation has applied to list the Offered Shares on the TSX and NYSE American;

(8)

Offered Shares Valid. The Offered Shares have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and when issued and delivered by the Corporation pursuant to this Agreement, against payment of the consideration set forth herein, will be validly issued as fully paid and non-assessable Common Shares of the Corporation. The Offered Shares, upon issuance, will not be issued in violation of or subject to any pre-emptive rights or contractual rights to purchase securities issued by the Corporation;

(9)

Offered Shares Qualified Investments. The Offered Shares will, at the time they are issued, be qualified investments under the ITA for trusts governed by registered retirement savings plans, registered retirement income funds, deferred profit sharing plans, registered education savings plans, tax-free savings accounts and registered disability savings plans (each as defined in the ITA), subject to the specific provisions of any such plan, provided for greater certainty, that no representation is made as to whether the Offered Shares will be “prohibited investments” for any such trust;

(10)

Transfer Agent. Computershare Investor Services Inc. at its offices in Vancouver, British Columbia and Toronto, Ontario has been duly appointed as the registrar and the transfer agent for the Common Shares and, through its offices in Golden, Colorado, Computershare Trust Company, N.A. has been duly appointed as the U.S. registrar and transfer agent for the Common Shares;

(11)

Absence of Rights. Other than under the Corporation’s stock option plan, deferred share unit plan, share unit plan and shareholder rights plan, in each case as described in the Pricing Disclosure Package and the Prospectuses, no person has any right, agreement or option, present or future, contingent or absolute, or any right capable of becoming a right, agreement or option, for the issue or allotment of any unissued shares of the Corporation or any other agreement or option for the issue or allotment of any unissued shares of the Corporation or any other security convertible into or exchangeable for any such shares or to require the Corporation to purchase, redeem or otherwise acquire any of the issued and outstanding shares of the Corporation; no holder of securities of the Corporation has any rights to require registration or qualification under Applicable Securities Laws of any security of the Corporation in connection with the offer and sale of the Offered Shares;

(12)

Continuous Disclosure. The Corporation is in compliance in all material respects with its timely disclosure obligations under Applicable Securities Laws and the rules and regulations of the TSX and the NYSE American and, without limiting the generality of the foregoing, there has not occurred an adverse material change, financial or otherwise, in the assets, liabilities (contingent or otherwise), business, financial condition, capital or prospects of the Corporation and the Subsidiaries (taken as a whole) since December 31, 2021, which has not been publicly disclosed on a non-confidential basis; the information and statements in the Documents Incorporated by Reference were true and correct in all material respects at the time such documents were filed on SEDAR and contained no misrepresentation as of the respective dates of such information and statements; the Documents Incorporated by Reference conformed in all material respects to Canadian Securities Laws at the time such documents were filed on SEDAR; and the Corporation has not filed any confidential material change reports which remain confidential as at the date hereof;

(13)	Financial Statements. The Financial Statements:

(a)

present fairly, in all material respects, the financial position of the Corporation on a consolidated basis and the statements of loss and comprehensive loss, changes in equity, and cash flow on a consolidated basis for the periods specified in such Financial Statements;

(b)	have been prepared in conformity with IFRS, applied on a consistent basis throughout the periods involved unless otherwise disclosed therein; and

(c)	do not contain any misrepresentation, with respect to the period covered by the Financial Statements;

(14)

Financial Books And Records. The books and records of the Corporation and the Subsidiaries disclose all of their material financial transactions and such transactions have been fairly and accurately recorded in all material respects; and except as disclosed in the Pricing Disclosure Package and the Prospectuses:

(a)

the Corporation and the Subsidiaries are not indebted to any of their respective directors or officers (collectively the “Principals”), other than on account of director’s fees or expenses accrued but not paid, or to any of their respective shareholders, past directors, past officers, employees (past or present) or any person not dealing at “arm’s length” (as such term is used in the ITA);

(b)	none of the Principals or shareholders of the Corporation is indebted to the Corporation, on any account whatsoever; and

(c)

the Corporation and the Subsidiaries have not guaranteed or agreed to guarantee any debt, liability or other obligation of any kind whatsoever of any person, firm or corporation of any kind whatsoever.

(15)

Accounting Policies. There has been no material change in accounting policies or practices of the Corporation or its Subsidiaries since December 31, 2021, except as has been disclosed in the Pricing Disclosure Package and the Prospectuses;

(16)

Liabilities. Other than as disclosed in the Pricing Disclosure Package and the Prospectuses, neither the Corporation nor any of the Subsidiaries has any material liabilities, obligations, indebtedness or commitments, whether accrued, absolute, contingent or otherwise, which are not disclosed or referred to in the Financial Statements, other than liabilities, obligations, or indebtedness or commitments incurred in the normal course of business;

(17)

Independent Accountants. The accountants who reported on and certified the audited Financial Statements for the fiscal year ended December 31, 2021 are independent with respect to the Corporation within the meaning of Applicable Securities Laws and the applicable rules and regulations adopted by Public Company Oversight Board (United States);

(18)

Assets. The Corporation and its Material Subsidiaries, as the case may be, have the right in respect of all assets described in the Pricing Disclosure Package and the Prospectuses as owned by them or over which they have rights free and clear of Liens save and except for Permitted Encumbrances or as otherwise disclosed in the Pricing Disclosure Package and the Prospectuses;

(19)

Compliance, Generally. The Corporation and each of the Material Subsidiaries has conducted and is conducting its business in compliance in all material respects with all applicable laws, rules and regulations of each jurisdiction in which its business is carried on and assets are owned, leased or operated;

(20)

Mining Rights. Other than as set out in the Pricing Disclosure Package and the Prospectuses, the Mining Rights of the Corporation and its Material Subsidiaries are in good standing, are valid and enforceable, are free and clear of any material Liens or charges, save and except for Permitted Encumbrances, and, other than as set out in the Pricing Disclosure Package and the Prospectuses, including the Documents Incorporated by Reference therein, no material royalty is payable in respect of any of them. Except as set out in the Pricing Disclosure Package and the Prospectuses, no property rights other than the Mining Rights are necessary for the conduct of the Corporation’s or the Material

Subsidiaries’ business as now conducted or proposed to be conducted in the Pricing Disclosure Package and the Prospectuses; and except as set out in the Pricing Disclosure Package and the Prospectuses there are no material restrictions on the ability of the Corporation or the Material Subsidiaries to use, transfer or otherwise exploit any such rights. The Corporation and its Material Subsidiaries are the holders of the Mining Rights necessary to carry on the activities of the Corporation and its Material Subsidiaries. The Mining Rights held by the Corporation and its Material Subsidiaries cover the areas required by them for such purposes;

(21)

Technical Compliance. The Corporation has complied with the requirements of NI 43-101 in all material respects, including, but not limited to, the preparation and filing of technical reports and each of the technical reports filed with respect to the Material Properties accurately and completely sets forth all material facts relating to the properties that are subject thereto as at the date of such report and there have been no material adverse changes to such information;

(22)

Mineral Information. The information set forth in the Pricing Disclosure Package and the Prospectuses relating to the estimates of the mineral resources of the Material Properties has been prepared in accordance with Canadian industry standards set forth in NI 43-101 and the method of estimating the mineral resources has been verified by mining experts and the information upon which such estimates were based, was, at the time of delivery thereof, complete and accurate in all material respects and there have been no material adverse changes to such information since the date of delivery or preparation thereof;

(23)

Mexican Mineral Laws. The Corporation and each of the Material Subsidiaries are in material compliance with applicable laws of the Mexican Republic. Other than as set out in the Pricing Disclosure Package and the Prospectuses, the Corporation is not aware of any circumstances which could reasonably be expected to lead to the suspension or cancellation of any mining claims or other prospecting rights, including, without limitation, as a result of any communication (oral or written) with the Mexican Public Registry of Mining;

(24)

Environmental Laws. (a) Neither the Corporation nor any of the Subsidiaries is in material violation of any federal, provincial, state, local, municipal or foreign statute, law, rule, regulation, ordinance, code, policy or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (b) except as set out in the Pricing Disclosure Package and the Prospectuses, the Corporation and the Subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are in material compliance with their requirements and (c) except as set out in the Pricing Disclosure Package and the Prospectuses, there are no pending or, to the knowledge of the Corporation, threatened, administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of non-compliance or violation, investigation or proceedings relating to any Environmental Laws against the Corporation or any of the Subsidiaries which if determined adversely would reasonably be expected to have a Material Adverse Effect;

(25)

Possession of Licenses and Permits. Except as disclosed in the Pricing Disclosure Package and the Prospectuses, the Corporation and the Subsidiaries possess such permits, certificates, licenses, approvals, consents, registrations and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, provincial, state, local or foreign regulatory agencies or bodies or other organizations currently necessary to own, lease, exploit, use, stake or maintain the Mining Rights and to conduct the business now operated by the Corporation and the Subsidiaries except where the failure to possess such Governmental Licenses would not reasonably be expected to have a Material Adverse Effect. The Corporation and the Subsidiaries are in material compliance with the terms and conditions of all such Governmental Licenses. All of the Governmental Licenses are valid and in full force and effect. Neither the Corporation nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses;

(26)

Insurance. Each of the Corporation, the Subsidiaries, including, to the knowledge of the Corporation, the Juanicipio Entities, maintain insurance against loss of, or damage to, their assets on a basis consistent with reasonably prudent persons in comparable businesses; all of the policies in respect of such insurance coverage are in good standing in all material respects and not in default, including, to the knowledge of the Corporation, such insurance coverage maintained by the Juanicipio Entities; neither the Corporation, any Subsidiary (other than the Juanicipio Entities) nor, to the knowledge of the Corporation, no Juanicipio Entity, has failed to promptly give any notice of any material claim thereunder; and there are no material claims thereunder or to which any insurance company is denying liability or defending under a reservation of rights clause, including, to the knowledge of the Corporation, such insurance coverage maintained by the Juanicipio Entities;

(27)

Material Contracts. All of the material contracts and agreements of the Corporation and of the Subsidiaries, including, but not limited to, the Earn-in Agreement (collectively the “Material Contracts”) have been disclosed in the Pricing Disclosure Package and the Prospectuses. Neither the Corporation nor any Subsidiary has received notification from any party claiming that the Corporation or any Subsidiary is in breach or default under any Material Contract;

(28)

No Material Change. Since September 30, 2022 and except as disclosed in the Pricing Disclosure Package and the Prospectuses, (a) there has been no material change in the condition (financial or otherwise), or in the properties, capital, affairs, prospects, operations, assets or liabilities of the Corporation and the Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and (b) there have been no transactions entered into by the Corporation or the Subsidiaries, other than those in the ordinary course of business, which are material with respect to the Corporation and the Subsidiaries considered as one enterprise;

(29)

Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental authority, governmental instrumentality or court, domestic or foreign, now pending or, to the knowledge of the Corporation, threatened against or affecting the Corporation or any Subsidiary, which is required to be disclosed in the Pricing Disclosure Package and the Prospectuses. The aggregate of all pending legal or governmental proceedings to which the Corporation or any Subsidiary is a party or of which any of their respective property or assets is subject, which are not described in the Pricing Disclosure Package and the Prospectuses include only ordinary routine litigation incidental to the business, properties and assets of the Corporation and the Subsidiaries and would not reasonably be expected to result in a Material Adverse Effect;

(30)

Absence of Defaults and Conflicts. Neither the Corporation nor any Subsidiary is in violation of its articles or by-laws or other constating documents nor in material default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease, license or other agreement or instrument to which the Corporation or any Subsidiary is a party or by which it or any of them may be bound, or to which any of the property or assets of the Corporation or the Subsidiaries is subject (collectively, “Agreements and Instruments”). The execution, delivery and performance of this Agreement and the Pricing Disclosure Package and the Prospectuses and the consummation of the transactions contemplated herein and therein and compliance by the Corporation with its obligations hereunder, have been duly authorized by all necessary corporate action by the Corporation, and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any Lien upon any property or assets of the Corporation or the Subsidiaries pursuant to the Agreements and Instruments, nor will such action result in any violation or conflict with the provisions of the articles or by-laws or other constating documents of the Corporation or the Subsidiaries or any existing applicable law, statute, rule, regulation, judgment, order, writ or decree of any governmental authority, government instrumentality or court, domestic or foreign, having jurisdiction over the Corporation or the Subsidiaries or any of their assets, properties or operations. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Corporation or the Subsidiaries;

(31)

No Disputes with Local, Native, Aboriginal or Indigenous Group. No dispute between the Corporation, Minera Los Lagartos, S.A. de C.V., or, to the knowledge of the Corporation, either of the Juanicipio Entities, and any local, native, aboriginal or indigenous group exists or, to the knowledge of the Corporation, is threatened or imminent that could reasonably be expected to have a Material Adverse Effect;

(32)

Labour. No material labour dispute with the employees of the Corporation or the Subsidiaries currently exists or, to the knowledge of the Corporation, is imminent. Neither the Corporation nor the Subsidiaries is a party to any collective bargaining agreement and, to the knowledge of the Corporation, no action has been taken or is contemplated to organize any employees of the Corporation or the Subsidiaries;

(33)

Absence of Further Requirements. Except as noted herein, no filing with, or authorization, approval, consent, license, order, registration, qualification or decree of any court or governmental authority or agency is necessary or required for the performance by the Corporation of its obligations hereunder, or the consummation of the transactions contemplated by this Agreement, except such as have been or will be obtained under Applicable Securities Laws;

(34)

Taxes. All tax returns, reports, elections, remittances and payments of the Corporation and the Material Subsidiaries required by applicable law to have been filed or made in each applicable jurisdiction, have been filed or made (as the case may be) and are substantially true, complete and correct in all material respects and all material taxes of the Corporation and of the Material Subsidiaries as of the end of the period reported on by the Financial Statements have been paid or accrued in the Financial Statements (and any such accrual is adequate to meet any assessments and related liabilities in respect of the underlying period);

(35)

No Acquisition or Disposition. The Corporation has not completed any “significant acquisition”, “significant disposition” nor is it proposing any “probable acquisitions” (as such terms are defined in NI 51-102) that would require the inclusion of any additional financial statements or pro forma financial statements in the Offering Documents pursuant to Applicable Securities Laws;

(36)

Corporation Short Form Eligible. The Corporation is eligible to file a short form prospectus in each of the Canadian Qualifying Jurisdictions pursuant to applicable Canadian Securities Laws and on the date of filing of the Canadian Final Prospectus, there will be no documents required to be filed under the Canadian Securities Laws to qualify the distribution of the Offered Shares that will not have been filed as required;

(37)

Documents. This Agreement has been duly authorized, executed and delivered by the Corporation and is a legal, valid and binding obligation of, and is enforceable against, the Corporation in accordance with its terms (subject to bankruptcy, insolvency or other laws affecting the rights of creditors generally, the availability of equitable remedies and the qualification that rights to indemnity and waiver of contribution may be contrary to public policy);

(38)

Compliance with Laws. The Corporation has fully complied with, or will by the Closing Time, fully comply with all relevant statutory and regulatory requirements required to be complied with in connection with the Offering;

(39)

No Loans. Other than as set out in the Pricing Disclosure Package and the Prospectuses, neither the Corporation nor the Subsidiaries have made any material loans to or guaranteed the material obligations of any person;

(40)

Directors and Officers. To the knowledge of the Corporation, none of the directors or officers of the Corporation are now, or have ever been, subject to an order or ruling of any securities regulatory authority or stock exchange prohibiting such individual from acting as a director or officer of a public company or of a company listed on a particular stock exchange;

(41)

Stock Exchange and Commission Compliance. Neither the Commission, the SEC, any other securities regulatory authority, any stock exchange nor any similar regulatory authority has issued any order which is currently outstanding preventing or suspending trading in any securities of the Corporation or the use of any Offering Document and no proceedings for such purposes have been instituted or are pending or, to the knowledge of the Corporation, are contemplated;

(42)

Minute Books and Records. The minute books and records of the Corporation and the Material Subsidiaries made available to counsel for the Underwriters in connection with its due diligence investigation of the Corporation for the period from the respective dates of incorporation to the date hereof are all of the minute books and records of the Corporation and the Material Subsidiaries and contain copies of all material proceedings (or certified copies thereof or drafts thereof pending approval) of the shareholders, the directors and all committees of directors of the Corporation and the Material Subsidiaries, as the case may be, to the date of review of such corporate records and minute books and there have been no other meetings, resolutions or proceedings of the shareholders, directors or any committees of the directors of the Corporation and the Material Subsidiaries to the date hereof not reflected in such minute books and other records, other than those which have been disclosed to the Underwriters or which are not material in the context of the Corporation;

(43)

Reporting Issuer Status. As at the date hereof, the Corporation is a “reporting issuer” in each of the Canadian Qualifying Jurisdictions within the meaning of the Canadian Securities Laws in such jurisdictions and is not currently in default of any requirement of the Canadian Securities Laws of such jurisdictions and the Corporation is not included on a list of defaulting reporting issuers maintained by any of the Canadian Securities Regulators of such jurisdictions;

(44)

Purchase and Sales. Other than as disclosed in the Pricing Disclosure Package and the Prospectuses, neither the Corporation nor the Subsidiaries has approved, has entered into any agreement in respect of, or has any knowledge of:

(a)

the purchase of any material property or any interest therein or the sale, transfer or other disposition of any material property or any interest therein currently owned, directly or indirectly, by the Corporation whether by asset sale, transfer of shares, or otherwise;

(b)	the change of control (by sale or transfer of shares or sale of all or substantially all of the assets of the Corporation) of the Corporation; or

(c)

a proposed or planned disposition of shares by any shareholder who owns, directly or indirectly, 10% or more of the outstanding shares of the Corporation or Minera Los Lagartos, S.A. de C.V., or, to the knowledge of the Corporation, the Juanicipio Entities.

(45)

Employee Plans. The Documents Incorporated by Reference disclose, to the extent required by applicable Canadian Securities Laws, each material plan for retirement, bonus, stock purchase, profit sharing, stock option, deferred compensation, severance or termination pay, insurance, medical, hospital, dental, vision care, drug, sick leave, disability, salary continuation, legal benefits, unemployment benefits, vacation, incentive or otherwise contributed to, or required to be contributed to, by the Corporation for the benefit of any current or former director, officer, employee or consultant of the Corporation (the “Employee Plans”), each of which has been maintained in all material respects with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations that are applicable to such Employee Plans;

(46)

No Dividends. During the previous 12 months, the Corporation has not, directly or indirectly, declared or paid any dividend or declared or made any other distribution on any of its shares or securities of any class, or, directly or indirectly, redeemed, purchased or otherwise acquired any of its Common Shares or securities or agreed to do any of the foregoing.

(47)

No Reportable Event. There has not been a “reportable event” (within the meaning of NI 51-102) with the present auditors of the Corporation and the auditors of the Corporation have not provided any material comments or recommendations to the Corporation regarding its accounting policies, internal control systems or other accounting or financial practices that have not been implemented by the Corporation;

(48)

System of Internal Control. The Corporation maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the U.S. Exchange Act) that complies in all material respects with the requirements of the U.S. Exchange Act and has been designed by the Corporation’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles, including IFRS, as applicable, in Canada, including but not limited to internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit the preparation of financial statements in conformity with IFRS and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Management of the Corporation assessed internal control over financial reporting of the Corporation as of December 31, 2021 and concluded internal control over financial reporting was effective as of such date. Since the date of the Financial Statements, there has been no change in the Corporation’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Corporation’s internal control over financial reporting. The Corporation is not aware of any material weaknesses in its internal control over financial reporting;

(49)

System of Disclosure Control. The Corporation maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the U.S. Exchange Act) that comply with the requirements of the U.S. Exchange Act; such disclosure controls and procedures have been designed to ensure that information required to be disclosed by the Corporation in the reports that it files or submits under the U.S. Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms. Management of the Corporation assessed its disclosure controls as of December 31, 2021 and concluded such disclosure controls and procedures were effective as of December 31, 2021;

(50)

Action to Manipulate Price. Neither the Corporation nor any of the Subsidiaries, nor to the knowledge of the Corporation, any of the Corporation’s affiliates, has taken, nor will the Corporation, any Subsidiary or any such affiliate take, directly or indirectly, any action which is designed to or which has constituted, or which might reasonably be expected to cause or result in, the stabilization or manipulation of the price of any security of the Corporation in connection with the Offering;

(51)

Unlawful Payment. Neither the Corporation nor any of its Subsidiaries nor, to the knowledge of the Corporation, any director, officer, agent, employee, affiliate or other person acting on behalf of the Corporation or any of its Subsidiaries is aware of or has (i) made any unlawful contribution to any candidate for non-United States or Canadian office, or failed to disclose fully any such contribution in violation of law, or (ii) made any payment to any federal or state governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or Canada of any jurisdiction thereof. Without limiting the generality of the foregoing, none of the Corporation, its Subsidiaries or, to the knowledge of the Corporation, any director, officer, agent, employee or affiliate of the Corporation or any of its Subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Canadian Corruption of Foreign Public Officials Act or the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (collectively the “Foreign Corruption Laws”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the Foreign Corruption Laws) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the Foreign Corruption Laws; and the Corporation and each of its Subsidiaries have conducted their businesses in compliance with the Foreign Corruption Laws and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith. The operations of the Corporation and each of its Subsidiaries are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) and the U.S. Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Corporation or any Subsidiary with respect to the Money Laundering Laws is pending or, to the best knowledge of the Corporation, threatened;

(52)

Registration Under Investment Company Act of 1940. The Corporation is not and, after giving effect to the Offering and the application of the proceeds thereof as described in the Prospectuses under the heading “Use of Proceeds,” will not be required to be registered as an investment company under the Investment Company Act of 1940, as amended;

(53)

US Sanctions. Neither the Corporation, any Subsidiary nor, to the knowledge of the Corporation, any director, officer, agent, employee, affiliate or person acting on behalf of the Corporation is currently the target of any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Corporation will not directly or indirectly use the proceeds of the Offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC;

(54)

No Other Fees Payable. Other than the Underwriters pursuant to this Agreement, there is no person acting or purporting to act at the request of the Corporation who is entitled to any brokerage, agency, underwriting, or other fiscal advisory or similar fee in connection with the transactions contemplated herein;

(55)

U.S. Status. The Corporation meets the general eligibility requirements for the use of Form F-10 under the U.S. Securities Act and at the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Corporation or any offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the U.S. Securities Act) of the Offered Shares and at the date hereof, the Corporation was not and is not an “ineligible issuer”, as defined in Rule 405 under the U.S. Securities Act;

(56)

Canadian Offering Documents. The Canadian Preliminary Prospectus complied, as of the time of filing thereof, and all other Canadian Offering Documents as of the time of filing thereof will comply, in all material respects with the applicable requirements of Canadian Securities Laws; the Canadian Preliminary Prospectus, as of the time of filing thereof, did not, and all other Canadian Offering Documents, as of the time of filing thereof and as of the Closing Time and the Option Closing Time, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; and the Canadian Preliminary Prospectus, as of the time of filing thereof, constituted, and all other Canadian Offering Documents, as of the time of filing thereof and as of the Closing Time and the Option Closing Time, as the case may be, will constitute, full, true and plain disclosure of all material facts relating to the Offered Shares and to the Corporation; provided, however, that this representation and warranty shall not apply to any information contained in or omitted from any Canadian Offering Document in reliance upon and in conformity with information furnished in writing to the Corporation by or on behalf of any Underwriter through the Lead Underwriters specifically for use therein.

(57)

U.S. Offering Documents. Each of the Registration Statement and any post-effective amendment thereto, at the time it becomes effective and at the Closing Date and each Option Closing Date, will comply in all material respects with the U.S. Securities Act and the applicable rules and regulations of the SEC, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; the U.S. Preliminary Prospectus complied, as of the time of filing thereof, and the U.S. Amended and Restated Preliminary Prospectus, the U.S. Final Prospectus and any U.S. Amended Prospectus, as of the time of filing thereof, and as of the Closing Date and the Option Closing Date, will comply, in all material respects with the applicable requirements of U.S. Securities Laws; the U.S. Preliminary Prospectus, as of the time of filing thereof, did not, and the U.S. Amended and Restated Preliminary Prospectus, the U.S. Final Prospectus and any U.S. Amended Prospectus, as of the time of filing thereof and as of the Closing Date and the Option Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; the Pricing Disclosure Package, as of the Applicable Time, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any information contained in or omitted from any U.S. Offering Document in reliance upon and in conformity with information furnished in writing to the Corporation by or on behalf of any Underwriter through the Lead Underwriters specifically for use therein.

(58)

Issuer Free Writing Prospectuses. The Corporation (including its agents and representatives, other than the Underwriters in their capacity as such) has not prepared, used, authorized, approved or referred to and will not prepare, use, authorize, approve or refer to any Issuer Free Writing Prospectus related to the offering of the Offered Shares that is a “written communication” (as defined in Rule 405 under the U.S. Securities Act), except in accordance with Section 3 hereof. Each such Issuer Free Writing Prospectus complied in all material respects with the applicable U.S. Securities Laws, has been or will be (within the time period specified in Rule 433 under the U.S. Securities Act) filed in accordance with the U.S. Securities Act (to the extent required thereby) and, when taken together with the Pricing Disclosure Package as of the Applicable Time, each such Issuer Free Writing Prospectus, did not, and as of the Closing Date and the Option Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any information contained in or omitted from the any Issuer Free Writing Prospectus in reliance upon and in conformity with information furnished in writing to the Corporation by or on behalf of any Underwriter through the Lead Underwriters specifically for use therein. Each such Issuer Free Writing Prospectus did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the U.S. Final Prospectus.

Section 8	Representations, Warranties and Covenants of the Underwriters

(1)	Each Underwriter hereby severally, and not jointly, nor jointly and severally, represents and warrants to the Corporation that:

(a)	it is, and will remain so, until the completion of the Offering, appropriately registered under Applicable Securities Laws so as to permit it to lawfully fulfill its obligations hereunder; and

(b)	it has good and sufficient right and authority to enter into this Agreement and complete the transactions contemplated under this Agreement on the terms and conditions set forth herein.

(2)	The Underwriters hereby covenant and agree with the Corporation to the following:

(a)	Compliance with Securities Laws. The Underwriters will comply with applicable securities laws in connection with the offer and sale and Distribution of the Offered Shares.

(b)

Completion of Distribution. The Underwriters will use their commercially reasonable efforts to complete the Distribution of the Offered Shares as promptly as possible after the Closing Time, but in any event no later than seven (7) Business Days following the date of exercise of the entire Over-Allotment Option, if exercised.

(c)

Liability on Default. No Underwriter shall be liable to the Corporation under this section with respect to a default by any of the other Underwriters or another Underwriter’s duly registered broker-dealer affiliate in the United States or any Selling Firm.

(3)

The Corporation agrees that the Underwriters are acting severally and not jointly (or jointly and severally) in performing their respective obligations under this Agreement and that no Underwriter shall be liable for any act, omission or conduct by any other Underwriter.

(4)	Distribution in Canada. No Underwriter that is a non-resident for purposes of the ITA will render any services under this Agreement in Canada.

Section 9	Indemnification

(1)

The Corporation shall indemnify and save harmless each of the Underwriters and their respective affiliates, and their respective directors, officers, employees and agents thereof (collectively, the “Indemnified Parties” and individually an “Indemnified Party”) from and against all losses (other than losses of profits), claims, actions, suits, proceedings, damages, liabilities, costs and expenses, (including the reasonable fees and expenses of the Indemnified Parties’ counsel that may be incurred in advising with respect to or defending such claim), in any capacity under any statute or common law or otherwise insofar as such expenses, losses, claims, damages, liabilities, suits, proceedings, costs or actions arise out of or are based, directly or indirectly, upon the performance of professional services rendered to the Corporation by the Indemnified Parties or otherwise in connection with the matters referred to in this Agreement, including, whether performed before or after the execution of this Agreement by the Corporation without limitation, in any way caused by, or arising directly or indirectly from, or in consequence of:

(a)

(i) any information or statement, contained in any Canadian Offering Document, which at the time and in light of the circumstances under which it was made contains or is alleged to contain a misrepresentation; (ii) any untrue statement or alleged untrue statement of a material fact contained (A) in an Offering Document or in any Issuer Free Writing Prospectus filed or required to be filed pursuant to Rule 433(d) under the U.S. Securities Act or (B) in any other materials or information provided to investors by, or with the approval of, the Corporation in connection with the Offering, or (iii) the omission or alleged omission to state in any Offering Document, in any Issuer Free Writing Prospectus filed or required to be filed pursuant to Rule 433(d) under the U.S. Securities Act or in any other materials or information provided to investors by, or with the approval of, the Corporation in connection with the Offering, a material fact required to be stated therein or necessary to make the statements therein (in the light of the circumstances under which they were made, in the case of any prospectus) not misleading; provided, however, that the Corporation will not be liable in any such case to the extent but only to the extent that any such expenses, losses, claims, damages, liabilities, suits, proceedings, costs or actions arise out of or are based upon any such misrepresentation, untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Corporation by or on behalf of any Underwriter through the Lead Underwriters expressly for use therein;

(b)

the breach of, or default under, any term, condition, covenant or agreement of the Corporation made or contained herein or in any other document of the Corporation delivered pursuant hereto or made by the Corporation in connection with the sale of the Offered Shares or the breach of any representation or warranty of the Corporation made or contained herein or in any other document of the Corporation delivered pursuant hereto or in connection with the sale of the Offered Shares being or being alleged to be untrue, false or misleading;

(c)

any order made or inquiry, investigation or proceeding commenced or threatened by any securities regulatory authority, stock exchange or by any other competent authority or any change of law or the interpretation or administration thereof which prevents or restricts the trading in or the sale of the Corporation’s securities or the Distribution of the Offered Shares in any jurisdiction; or

(d)

the non-compliance or alleged non-compliance by the Corporation with any of the Applicable Securities Laws relating to or connected with the Distribution of the Offered Shares, including the Corporation’s non-compliance with any statutory requirement to make any document available for inspection, but excluding any non-compliance resulting from actions of an Underwriter not in compliance with Applicable Securities Laws;

provided that none of the foregoing indemnities apply if and to the extent that a court of competent jurisdiction in a final judgment from which no appeal can be made or a regulatory authority in a final ruling from which no appeal can be made shall determine that the liabilities, claims, actions, suits, proceedings, losses, costs, damages or expenses resulted from the gross negligence, fraud or wilful misconduct of an Indemnified Party claiming indemnity, in which case such Indemnified Party shall promptly reimburse to the Corporation any funds advanced to the Indemnified Party in respect of such claim and the indemnity provided for in this Section 9 shall cease to apply to such Indemnified Party in respect of such claim. For greater certainty, the Corporation and the Underwriters agree that they do not intend that any failure by the Underwriters to conduct such reasonable investigation as necessary to provide the Underwriters with reasonable grounds for believing the Offering Document contained no misrepresentation shall constitute “gross negligence” or “wilful misconduct” for the purposes of this Section 9 or otherwise disentitle the Underwriters from indemnification hereunder.

(2)

If any claim contemplated by this Section 9 shall be asserted against any of the Indemnified Parties, or if any potential claim contemplated by this Section 9 shall come to the knowledge of any of the Indemnified Parties, the Indemnified Party concerned shall notify in writing the Corporation as soon as possible of the nature of such claim (provided that any failure to so notify in respect of any potential claim shall affect the liability of the Corporation under this Section 9 only to the extent that the Corporation is prejudiced by such failure). The Corporation shall, subject as hereinafter provided, be entitled (but not required) to assume the defence on behalf of the Indemnified Party of any suit brought to enforce such claim; provided that the defence shall be through legal counsel selected by the Corporation and acceptable to the Indemnified Party, acting reasonably, and no admission of liability shall be made by the Corporation or the Indemnified Party without, in each case, the prior written consent of all the Indemnified Parties affected and the Corporation. An Indemnified Party shall have the right to employ separate counsel in any such suit and participate in the defence thereof but the fees and expenses of such counsel shall be at the expense of the Indemnified Party unless:

(a)	the Corporation fails to assume the defence of such suit on behalf of the Indemnified Party within a reasonable time after receiving notice of such suit;

(b)	the employment of such counsel has been authorized by the Corporation; or

(c)

the named parties to any such suit (including any added or third parties) include the Indemnified Party and the Corporation and the Indemnified Party and the Corporation shall have been advised in writing by counsel that representation of the Indemnified Party by counsel for the Corporation is inappropriate as a result of the potential or actual conflicting interests of those represented;

in each of cases (a), (b) or (c), the Corporation shall not have the right to assume the defence of such suit on behalf of the Indemnified Party, but the Corporation shall only be liable to pay the reasonable fees and disbursements of one firm of separate counsel for all Indemnified Parties in any jurisdiction. In no event shall the Corporation be required to pay the fees and disbursements of more than one set of counsel for all Indemnified Parties in respect of any particular claim or set of claims in one jurisdiction. No settlement may be made by an Indemnified Party without the prior written consent of the Corporation, which consent will not be unreasonably withheld.

(3)	To the extent that any Indemnified Party is not a party to this Agreement, the Underwriters hold the right and benefit of this section in trust for and on behalf of such Indemnified Party.

(4)

The Corporation shall not, without the prior written consent of the Indemnified Parties, effect any settlement or compromise of, or consent to the entry of judgment with respect to, any pending or threatened claim, investigation, action or proceeding in respect of which indemnity or contribution may be or could have been sought by an Indemnified Party hereunder unless such settlement, compromise or judgment (i) includes an unconditional release of the Indemnified Parties from all liability arising out of such claim, investigation, action or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or any failure to act, by or on behalf of any Indemnified Party.

Section 10	Contribution

(1)

In order to provide for just and equitable contribution in circumstances in which the indemnity provided in Section 9 hereof would otherwise be available in accordance with its terms but is, for any reason not solely attributable to any one or more of the Indemnified Parties, held to be unavailable to or unenforceable by the Indemnified Parties or enforceable otherwise than in accordance with its terms, the Underwriters and the Corporation shall contribute to the aggregate of all claims, damages, liabilities, costs and expenses and all losses (other than losses of profits or consequential damages) of the nature contemplated in Section 9 hereof and suffered or incurred by the Indemnified Parties in proportions as is appropriate to reflect: (i) as between the Corporation and the Underwriters, the relative benefits received by the Underwriters, on the one hand (being the Underwriting Fee), and the relative benefits received by the Corporation, on the other hand (being the net proceeds of the Offering, before expenses) from the Offering; and (ii) as between the Corporation and the Underwriters, the relative fault of the Corporation, on the one hand, and the Underwriters, on the other hand; provided that the Underwriters shall not in any event be liable to contribute, in the aggregate, any amount in excess of the Underwriting Fee or any portion thereof actually received. However, no party who has been determined by a court of competent jurisdiction in a final, non-appealable judgement to have engaged in any fraud, fraudulent misrepresentation or gross negligence shall be entitled to claim contribution from any person who has not been so determined to have engaged in such fraud, fraudulent misrepresentation, gross negligence or wilful misconduct.

(2)

The rights to contribution provided in this Section 10 shall be in addition to and not in derogation of any other right to contribution which the Indemnified Parties may have by statute or otherwise at law provided that Section 10(1) of this Section 10 shall apply, mutatis mutandis, in respect of such other right.

(3)

Any party entitled to contribution will, promptly after receiving notice of commencement of any claim, action, suit or proceeding against such party in respect of which a claim for contribution may be made against the other party under this section, notify such party from whom contribution may be sought. In no case shall such party from whom contribution may be sought be liable under this Agreement unless such notice has been provided, but the omission to so notify such party shall not relieve the party from whom contribution may be sought from any other obligation it may have otherwise than under this Section 10, except to the extent such party is materially prejudiced by the failure to receive such notice. The obligations of the Underwriters to contribute pursuant to this Section 10 are several in proportion to the number of Offered Shares to be purchased by each of the Underwriters hereunder and not joint.

Section 11	Covenants of the Corporation

(1)	The Corporation covenants and agrees with the Underwriters that:

(a)

the Corporation will advise the Underwriters, promptly after receiving notice thereof, of the time when each Offering Document or Issuer Free Writing Prospectus has been filed, when any Prospectus Receipt has been obtained and when the Registration Statement becomes effective, and will provide evidence satisfactory to the Underwriters of each such filing and a copy of each such Prospectus Receipt;

(b)

between the date hereof and the date of completion of the Distribution of the Offered Shares, the Corporation will advise the Underwriters, promptly after receiving notice or obtaining knowledge thereof, of:

(i)

the issuance by any Canadian Securities Regulators or the SEC of any order suspending or preventing the use of any of the Offering Documents or any Issuer Free Writing Prospectus, including without limitation the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement, or, to the knowledge of the Corporation, the threatening of any such order;

(ii)

the issuance by any Canadian Securities Regulators, the SEC, the TSX or the NYSE American of any order having the effect of ceasing or suspending the Distribution of the Common Shares or the trading in any securities of the Corporation, or of the institution or, to the knowledge of the Corporation, threatening of any proceeding for any such purpose; or

(iii)	any requests made by any Canadian Securities Regulators or the SEC for amending or supplementing any of the Offering Documents or any Issuer Free Writing Prospectus or for additional information;

and the Corporation will use commercially reasonable efforts to prevent the issuance of any order referred to in subparagraph (b)(i) above or subparagraph (b)(ii) above and, if any such order is issued, to obtain the withdrawal thereof at the earliest possible time;

(c)

the Corporation will use commercially reasonable efforts to obtain the conditional listing of the Offered Shares on the TSX by the Closing Time, subject only to the official notice of issuance, and the Corporation will use commercially reasonable to have the Offered Shares listed and admitted and authorized for trading on the NYSE American by the Closing Time;

(d)

as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the U.S. Securities Act), the Corporation will make generally available to its security holders an earnings statement or statements of the Corporation and its Subsidiaries which will satisfy the provisions of Section 11(a) of the U.S. Securities Act and Rule 158 under the U.S. Securities Act; and

(e)	the Corporation will use the net proceeds from the Offering as described in the Pricing Disclosure Package and the Prospectuses.

(2)

Prior to the completion of the Distribution of the Offered Shares, the Corporation will file all documents required to be filed with or furnished to the Canadian Securities Regulators and the SEC pursuant to Applicable Securities Laws.

(3)

Except as contemplated by this Agreement, the Corporation will not, without the prior written consent of the Lead Underwriters (not to be unreasonably withheld) on behalf of the Underwriters, directly or indirectly issue, offer, pledge, sell, contract to sell, contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer, lend or dispose of directly or indirectly, any Common Shares or securities or other financial instruments convertible into or having the right to acquire Common Shares or enter into any agreement or arrangement under which the Corporation would acquire or transfer to another, in whole or in part, any of the economic consequences of ownership of Common Shares, whether that agreement or arrangement may be settled by the delivery of Common Shares or other securities or cash, or agree to become bound to do so, or disclose to the public any intention to do so, during the period from the date hereof and ending 90 days following the Closing Date; provided that, notwithstanding the foregoing, the Corporation may: (i) complete the Flow-Through Private Placement; (ii) pursuant to the terms of the Corporation’s equity incentive plans, grant an aggregate 175,000 stock options, 100,000 performance-based share units and 70,000 restricted share units on or about March 31, 2023 in connection with the Corporation’s annual equity incentive compensation payments to certain management and employees of the Corporation; (iii) grant deferred share units of the Corporation to certain directors of the Corporation on or about March 31, 2023 pursuant to an existing commitment; and (iv) issue Common Shares issuable upon the conversion, exchange or exercise of convertible or exchangeable securities or the exercise of warrants or options outstanding on the date hereof. In addition, the Corporation shall not file a prospectus under Canadian Securities Laws or a registration statement under the U.S. Securities Act in connection with any transaction by the Corporation or any person that is prohibited pursuant to the foregoing, except as pursuant to the Offering and for registration statements on Form S-8 relating to employee benefit plans.

Section 12	All Terms to be Conditions

The Corporation agrees that the conditions contained in this Agreement will be complied with insofar as the same relate to acts to be performed or caused to be performed by the Corporation. Any breach or failure to comply with any of the conditions set out in this Agreement shall entitle the Underwriters to terminate their obligation to purchase the Offered Shares, by written notice to that effect given to the Corporation at or prior to the Closing Time or the Option Closing Time, as applicable. It is understood that the Underwriters may waive, in whole or in part, or extend the time for compliance with, any of such terms and conditions without prejudice to the rights of the Underwriters in respect of any such terms and conditions or any other or subsequent breach or non-compliance, provided that to be binding on the Underwriters any such waiver or extension must be in writing and signed by the Underwriters.

Section 13	Termination by Underwriters

(1)

Each Underwriter shall also be entitled to terminate its obligation to purchase the Offered Shares by written notice to that effect to the Corporation at or prior to the Closing Time or the Option Closing Time, as applicable, if:

(a)

there should occur any material change (actual, anticipated, contemplated or threatened, financial or otherwise) in the business, affairs, operations, assets, liabilities (contingent or otherwise), capital or control of the Corporation or a change in any material fact (other than a material fact related solely to any of the Underwriters as provided by the Underwriters in connection with and solely for the purposes of inclusion in the Offering Documents), or the Underwriters become aware of any undisclosed material information (other than information related solely to any of the Underwriters as provided by the Underwriters in connection with and solely for the purposes of inclusion in the Offering Documents), which in the opinion of an Underwriter, acting reasonably, could be expected to have a material adverse effect on the market price or value of the Offered Shares;

(b)

there should develop, occur or come into effect or existence, or be announced, any event, action, state, condition or major financial occurrence, catastrophe, accident, natural disaster, public protest, war or act of terrorism of national or international consequence or any new law or regulation or a change thereof or other occurrence of any nature whatsoever which, in the opinion of an Underwriter, acting reasonably, seriously adversely effects, or involves, or is expected to seriously adversely effect, or involve, financial markets in Canada or the United States generally or the business, operations, assets, liabilities (contingent or otherwise), capital or control of the Corporation;

(c)

there should occur or commence or be announced or threatened any inquiry, action, suit, investigation or other proceeding (whether formal or informal) or any order or ruling is issued under or pursuant to any statute of Canada or the United States or of any province or territory of Canada, or state of the United States (including, without limitation, the Commission, the securities regulatory authority in each of the other Canadian Qualifying Jurisdictions, the TSX, NYSE American or the SEC)

(other than any such inquiry, action, suit, investigation or other proceeding or order relating solely to any of the Underwriters), which in the reasonable opinion of an Underwriter would be expected to operate to prevent or materially restrict trading in or Distribution of the Offered Shares or would have a material adverse effect on the market price or value of the Offered Shares; or

(d)	the Corporation is in breach of any term, condition or covenant of this Agreement or any representation or warranty given by the Corporation in this Agreement becomes false in any material respect.

(2)

If this Agreement is terminated by any of the Underwriters pursuant to Section 13(1), there shall be no further liability on the part of such Underwriter or of the Corporation to such Underwriter, except in respect of any liability which may have arisen or may thereafter arise under Section 9, Section 10 and Section 17.

(3)

The right of the Underwriters or any of them to terminate their respective obligations under this Agreement is in addition to such other remedies as they may have in respect of any default, act or failure to act of the Corporation in respect of any of the matters contemplated by this Agreement. A notice of termination given by one Underwriter under this Section 13 shall not be binding upon the other Underwriters.

Section 14	Closing

The closing of the purchase and sale of the Firm Shares herein provided for shall be completed virtually at 8:00 a.m. (E.S.T.) on February 7, 2023 or such other date and/or time as may be agreed upon in writing by the Corporation and the Underwriters, but in any event not later than 42 days following the date of a final receipt for the Canadian Final Prospectus (respectively, the “Closing Time” and the “Closing Date”). In the event that the Closing Time has not occurred on or before the date which is 42 days following the date of a final receipt for the Canadian Final Prospectus, this Agreement shall, subject to Section 13(2) hereof, terminate.

Section 15	Conditions of Closing and Option Closing

(1)

The obligations of the Underwriters under this Agreement are subject to the accuracy of the representations and warranties of the Corporation contained in this Agreement both as of the date of this Agreement, the Closing Time and the Option Closing Time, the performance by the Corporation of its obligations under this Agreement and receipt by the Underwriters, at the Closing Time or Option Closing Time, as applicable, of:

(a)

a favourable legal opinion, dated the Closing Date and Option Closing Date, as applicable, from Blake, Cassels & Graydon LLP, the Corporation’s Canadian counsel, as to matters of Canadian federal and provincial law (who may rely on the opinions of local counsel acceptable to them and to the Underwriters’ counsel as to matters governed by the laws of jurisdictions in Canada other than the Provinces of British Columbia, Ontario, Alberta and Québec), addressed to the Underwriters and the Underwriters’ counsel, such matters to be as set out in the attached Schedule “C” subject to customary limitations, assumptions and qualifications;

(b)

a favourable legal opinion, dated the Closing Date and the Option Closing Date, as applicable, from Paul, Weiss, Rifkind, Wharton & Garrison LLP, the Corporation’s U.S. counsel, addressed to the Underwriters, to the effect set forth in Schedule “D” (subject to customary limitations, assumptions and qualifications), which shall be accompanied by a letter addressed to the Underwriters to the effect that such counsel has participated in the preparation of the Registration Statement and the U.S. Final Prospectus (excluding the Documents Incorporated by Reference) and in conferences with officers and other representatives of the Corporation, representatives of the independent accountants of the Corporation, Canadian and Mexican counsel for the Corporation, counsel for the Underwriters and representatives of the Underwriters at which the contents of the Registration Statement, the U.S. Final Prospectus and related matters were discussed and, subject to customary qualifications, confirming that, although such counsel has not undertaken to investigate or verify independently, and does not assume responsibility for, the accuracy or completeness of the statements contained in any of them, based upon such participation (and relying as to factual matters to the extent such counsel deems reasonable on officers, employees and other representatives of the Corporation), no facts have come to such counsel’s attention which have caused such counsel to believe that the Registration Statement, at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the U.S. Final Prospectus, as of its date and as of the Closing Date and the Option Closing Date, as applicable, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (in each case, other than the financial statements and other financial and statistical information, and the information derived from the reports of or attributed to persons named in the U.S. Final Prospectus under the heading “Interest of Experts”, included or incorporated by reference therein, as to which such counsel expresses no belief);

(c)

a letter, dated the Closing Date and the Option Closing Date, as applicable, from Skadden, Arps, Slate, Meagher & Flom LLP, the Underwriters’ U.S. counsel, addressed to the Underwriters, subject to customary qualifications, confirming that, although such counsel has not undertaken to investigate or verify independently, and does not assume responsibility for, the accuracy or completeness of the statements contained in any of them, based upon such participation (and relying as to factual matters to the extent such counsel deems reasonable on officers, employees and other representatives of the Corporation), no facts have come to such counsel’s attention which have caused such counsel to believe that the Registration Statement, at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the U.S. Final Prospectus, as of its date and as of the Closing Date and the Option Closing Date, as applicable, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (in each case, other than the financial statements and other financial and statistical information, and the information derived from the reports of or attributed to persons named in the U.S. Final Prospectus under the heading “Interest of Experts”, included or incorporated by reference therein, as to which such counsel expresses no belief);

(d)

a favourable legal opinion, dated the Closing Date and Option Closing Date, as applicable, from the Corporation’s counsel, in form and substance satisfactory to the Underwriters, regarding the Material Subsidiaries, with respect to the following: (i) the incorporation and existence of each Material Subsidiary under the laws of its jurisdiction of incorporation, (ii) as to the registered ownership of the issued and outstanding shares of each Material Subsidiary, and (iii) that each Material Subsidiary has all requisite corporate power under the laws of its jurisdiction of incorporation to carry on its business as presently carried on and own its properties;

(e)

a favourable legal opinion, dated the Closing Date and Option Closing Date, as applicable, from the Corporation’s Mexican counsel, in form and substance satisfactory to the Underwriters, with respect to Corporation’s right to and ownership of the Material Properties;

(f)

certificates or evidence of registration representing, in the aggregate, the Firm Shares (and Additional Shares, if applicable) in the name of CDS or its nominee or in such other name(s) as the Lead Underwriters on behalf of the Underwriters shall have directed;

(g)

the auditor’s comfort letter dated the Closing Date and the Option Closing Date, as applicable, updating the comfort letter referred to in Section 5(4) above with such changes as may be necessary from the comfort letter delivered previously to bring the information therein forward to a date which is within three Business Days of the Closing Date and Option Closing Date, as applicable;

(h)	the Underwriting Fee paid in accordance with the eighth paragraph of this Agreement;

(i)

evidence satisfactory to the Lead Underwriters that the Offered Shares shall have been (A) listed and admitted and authorized for trading on the NYSE American, and (B) conditionally approved for listing on the TSX, subject only to the official notice of issuance;

(j)

a certificate, dated the Closing Date and the Option Closing Date, as applicable, and signed on behalf of the Corporation, but without personal liability, by the President and Chief Executive Officer and by the Chief Financial Officer of the Corporation, or such other officers of the Corporation as may be reasonably acceptable to the Underwriters, certifying that: (i) the Corporation has complied with all covenants and satisfied all terms and conditions hereof to be complied with and satisfied by the Corporation at or prior to the Closing Time and the Option Closing Time, as applicable; (ii) all the representations and warranties of the

Corporation contained herein are true and correct as of the Closing Time and the Option Closing Time, as applicable with the same force and effect as if made at and as of the Closing Time and the Option Closing Time, as applicable, after giving effect to the transactions contemplated hereby; (iii) the Corporation is a “reporting issuer” or its equivalent under the securities laws of each of the Canadian Qualifying Jurisdictions and eligible to use the Short Form Prospectus System under NI 44-101; (iv) there has been no material change relating to the Corporation and its Subsidiaries, on a consolidated basis, since the date hereof which has not been generally disclosed, except for the offering of the Offered Shares, and with respect to which the requisite material change statement or report has not been filed and no such disclosure has been made on a confidential basis; and (v) that, to the best of the knowledge, information and belief of the persons signing such certificate, after having made reasonable inquiries, no order, ruling or determination having the effect of ceasing or suspending trading in the Common Shares or any other securities of the Corporation has been issued and no proceedings for such purpose are pending or are contemplated or threatened;

(k)

at the Closing Time or Option Closing Time, as applicable, certificates dated the Closing Date or the Option Closing Date, as applicable, signed on behalf of the Corporation, but without personal liability, by the Chief Executive Officer of the Corporation or another officer acceptable to the Underwriters, acting reasonably, in form and content satisfactory to the Underwriters, acting reasonably, with respect to the constating documents of the Corporation; the resolutions of the directors of the Corporation relevant to the Offering, including the allotment, issue (or reservation for issue) and sale of the Firm Shares and Additional Shares, the grant of the Over-Allotment Option, the authorization of this Agreement, the listing of the Firm Shares and the Additional Shares on the TSX and NYSE American and transactions contemplated by this Agreement; and the incumbency and signatures of signing officers of the Corporation;

(l)	at the Closing Time, the Corporation’s directors and officers shall each have entered into lock-up agreements, substantially in the form attached hereto as Schedule “E”;

(m)

at the Closing Time or Option Closing Time, as applicable, a certificate of good standing for the Corporation dated within one (1) Business Day (or such earlier or later date as the Underwriters may accept) of the Closing Date;

(n)

evidence satisfactory to the Lead Underwriters that FINRA shall not have raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements of the Offering; and

(o)

such other documents as the Underwriters or counsel to the Underwriters may reasonably require; and all proceedings taken by the Corporation in connection with the issuance and sale of the Offered Shares shall be satisfactory in form and substance to the Lead Underwriters and counsel for the Underwriters, acting reasonably.

Section 16	Over-Allotment Option

(1)

The Over-Allotment Option may be exercised by the Underwriters at any time, in whole or in part by delivering notice to the Corporation not later than 5:00 p.m. on the 30th day after the Closing Date, which notice will specify the number of Additional Shares to be purchased by the Underwriters and the date (the “Option Closing Date”) and time (the “Option Closing Time”) on and at which such Additional Shares are to be purchased. Such Option Closing Date may be the same as (but not earlier than) the Closing Date and will not be earlier than three Business Days nor later than five Business Days after the date of delivery of such notice (except to the extent a shorter or longer period shall be agreed to by the Corporation). Subject to the terms of this Agreement, upon the Underwriters furnishing this notice, the Underwriters will be committed to purchase, in the respective percentages set forth in Section 22, and the Corporation will be committed to issue and sell in accordance with and subject to the provisions of this Agreement, the number of Additional Shares indicated in the notice. Additional Shares may be purchased by the Underwriters only for the purpose of satisfying over-allotments made in connection with the Offering.

(2)

In the event that the Over-Allotment Option is exercised in accordance with its terms, the closing of the issuance and sale of that number of Additional Shares in respect of which the Underwriters are exercising the Over-Allotment Option shall take place virtually at the Option Closing Time.

(3)

At the Option Closing Time, the Corporation shall issue to the Underwriters that number of Additional Shares in respect of which the Underwriters are exercising the Over-Allotment Option and deposit with CDS or its nominee, if requested by the Lead Underwriters, the Additional Shares electronically through the non-certificated inventory system of CDS against payment of US$14.65 per Additional Share by wire transfer or certified cheque payable to the Corporation or as otherwise directed by the Corporation.

(4)

Concurrently with the deliveries and payment under paragraph (3), the Corporation shall pay the Underwriting Fee applicable to the Additional Shares in the manner provided in the eighth paragraph of this letter against delivery of a receipt for that payment.

(5)	The obligation of the Underwriters to make any payment or delivery contemplated by this Section 16 is subject to the conditions set forth in Section 15.

Section 17	Expenses

The Corporation will pay all expenses and fees in connection with the Offering, including, without limitation: (i) all expenses of or incidental to the creation, issue, sale or Distribution of the Offered Shares and the filing of the Offering Documents; (ii) the fees and expenses of the Corporation’s legal counsel; (iii) all costs incurred in connection with the preparation of documentation relating to the Offering; and (iv) the actual and accountable out-of-pocket expenses of the Underwriters and actual and accountable reasonable fees and disbursements of the Underwriters’ legal counsel (collectively, the “Underwriters’ Expenses”) to a maximum of US$200,000.00, which such maximum amount shall include all expenses incurred by the

Underwriters in connection with the Flow-Through Private Placement. All actual and accountable reasonable fees and expenses incurred by the Underwriters, or on their behalf, shall be payable by the Corporation immediately upon receiving an invoice therefor from the Underwriters and shall be payable whether or not an offering is completed. At the option of the Lead Underwriters, such fees and expenses may be deducted from the gross proceeds otherwise payable to the Corporation on the closing of the Offering. In the event the Offering is not completed for any reason other than the failure by the Underwriters to comply with the terms of this Agreement or as a result to the exercise of the termination rights of the Underwriters set forth in this Agreement, the Corporation will pay the Underwriters’ Expenses, as described in this Section 17.

Section 18	No Advisory or Fiduciary Relationship

The Corporation acknowledges and agrees that (a) the purchase and sale of the Offered Shares pursuant to this Agreement, including the determination of the Offering Price of the Offered Shares and any related discounts and commissions, is an arm’s-length commercial transaction between the Corporation, on the one hand, and the several Underwriters, on the other hand, (b) in connection with the Offering and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Corporation or its shareholders, creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favour of the Corporation with respect to the Offering or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Corporation on other matters) and no Underwriter has any obligation to the Corporation with respect to the Offering except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Corporation, and (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the Offering and the Corporation has consulted its own legal, accounting, regulatory and tax advisors to the extent it deems appropriate.

Section 19	Notices

Any notice to be given hereunder shall be in writing and may be given by facsimile or by hand delivery and shall, in the case of notice to the Corporation, be addressed and faxed or delivered to:

MAG Silver Corp.

Suite 770, 800 West Pender

Vancouver, BC

V6C 2V6 Canada

Attention:     George Paspalas

Fax No.:       604-681-0894

with a copy to (such copy not to constitute notice):

Blake, Cassels & Graydon LLP

Suite 2600, Three Bentall Centre

595 Burrard Street, P.O. Box 49314

Vancouver, British Columbia V7X 1L3

Attention:    Bob Wooder and Kathleen Keilty

Fax No.:      (604) 631-3309

and to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP

77 King Street West,

Suite 3100, P.O. Box 226

Toronto, ON M5K 1J3

Attention:     Christopher J. Cummings

Fax No.:       (416) 504-0530

and in the case of the Underwriters, be addressed and faxed or delivered to:

BMO Nesbitt Burns Inc.

Suite 1700 – 885 West Georgia Street

Vancouver, British Columbia V6C 3E8

Attention:     Jamie Rogers

Fax No.:       (604) 443-1408

and to:

Raymond James Ltd.

Scotia Plaza, Suite 5400

Toronto, ON M5H 3Y2

Attention:     Gavin McOuat

Fax No.:       (416) 777-7020

with a copy to (such copy not to constitute notice):

Stikeman Elliott LLP

1700 - 666 Burrard Street

Vancouver, British Columbia V6C 2X8

Attention:     Neville McClure

Fax No.:       (604) 685-1848

and to:

Skadden, Arps, Slate, Meagher & Flom LLP & Affiliates

222 Bay Street

Suite 1750, P.O. Box 258

Toronto ON M5K 1J5

Attention: Ryan Dzierniejko

Fax No.:    (917) 777-3712

The Corporation and the Underwriters may change their respective addresses for notice by notice given in the manner referred to above.

Section 20	Actions on Behalf of the Underwriters

All steps which must or may be taken by the Underwriters in connection with this Underwriting Agreement, with the exception of the matters contemplated by Section 9, Section 12 and Section 13, shall be taken by the Lead Underwriters on the Underwriters’ behalf and the execution of the Agreement by the Underwriters shall constitute the Corporation’s authority for accepting notification of any such steps from, and for giving notice to, and for delivering any definitive certificate(s) representing the Offered Shares to, or to the order of, the Lead Underwriters.

Section 21	Survival

The representations, warranties, obligations and agreements of the Corporation and of the Underwriters contained herein or delivered pursuant to this Agreement shall survive the purchase by the Underwriters of the Offered Shares and shall continue in full force and effect notwithstanding any subsequent disposition by the Underwriters of the Offered Shares and the Underwriters shall be entitled to rely on the representations and warranties of the Corporation contained in or delivered pursuant to this Agreement notwithstanding any investigation which the Underwriters may undertake or which may be undertaken on the Underwriters’ behalf.

Section 22	Underwriters’ Obligations

(1)

Subject to the terms of this Agreement, the Underwriters’ obligations under this Agreement to purchase the Offered Shares shall be several and not joint and several and the liability of each of the Underwriters to purchase the Offered Shares shall be limited to the following percentages of the purchase price paid for the Offered Shares:

BMO Nesbitt Burns Inc. (1)	35.0%
Raymond James Ltd. (1)	35.0%
Canaccord Genuity Corp.	5.0%
H.C. Wainwright & Co., LLC	5.0%
National Bank Financial Inc.	5.0%
Roth Canada Inc.	5.0%
TD Securities Inc.	5.0%
Scotia Capital Inc.	5.0%

100.0%

(1)	Joint bookrunners: 5% work fee split 50% to BMO Nesbitt Burns Inc. and 50% Raymond James Ltd.

(2)

If any of the Underwriters fails to purchase its applicable percentage of the Offered Shares at the Closing Time or the Option Closing Time, as the case may be, (a “Defaulting Underwriter”) and the percentage of Offered Shares that have not been purchased by the Defaulting Underwriter represents 10% or less of the Offered Shares then the other Underwriters will be severally, and not jointly and severally, obligated to purchase, on a pro rata basis to their respective percentages as aforesaid, all but not less than all of the Offered Shares not purchased by the Defaulting Underwriter, and to receive the Defaulting Underwriter’s portion of the Underwriting Fee in respect thereof, and such non-Defaulting Underwriters shall have the right, by notice to the Corporation, to postpone the Closing Date or Option Closing Date, as the case may be, by not more than three Business Days to effect such purchase. In the event that the percentage of Offered Shares that have not been purchased by a Defaulting Underwriter represents more than 10% of the aggregate Offered Shares, the other Underwriters will have the right, but will not be obligated, to purchase all of the percentage of the Offered Shares which would otherwise have been purchased by the Defaulting Underwriter; the Underwriters exercising such right will purchase such Offered Shares, if applicable, pro rata to their respective percentages aforesaid or in such other proportions as they may otherwise agree. In the event that such right is not exercised, the non-Defaulting Underwriters shall be relieved of all obligations to the Corporation arising from such default. Nothing in this section shall oblige the Corporation to sell to the Underwriters less than all of the Offered Shares or relieve from liability to the Corporation any Underwriter which shall be so in default.

Section 23	Market Stabilization

In connection with the Distribution of the Offered Shares, the Underwriters (or any of them) may effect transactions which stabilize or maintain the market price of the Common Shares at levels other than those which might otherwise prevail in the open market, but in each case as permitted by Applicable Securities Laws. Such stabilizing transactions, if any, may be discontinued by the Underwriters at any time.

Section 24	Entire Agreement

Any and all previous agreements with respect to the purchase and sale of the Offered Shares, whether written or oral, are terminated and this Agreement constitutes the entire agreement between the Corporation and the Underwriters with respect to the purchase and sale of the Offered Shares.

Section 25	Governing Law

This Agreement shall be governed by and construed in accordance with the laws in force in the Province of British Columbia and the federal laws of Canada applicable therein.

Section 26	Relationship with the TMX Group Limited

Certain of the Underwriters or their affiliates may own or control an equity interest in TMX Group Limited (“TMX Group”) and may have a nominee director serving on the TMX Group’s board of directors. As such, such investment dealer may be considered to have an economic interest in the listing of securities on any exchange owned or operated by TMX Group, including the TSX, the TSX Venture Exchange and the Alpha Exchange. No person or company is required to obtain products or services from TMX Group or its affiliates as a condition of any such dealer supplying or continuing to supply a product or service.

Section 27	Time of the Essence

Time shall be of the essence of this Agreement. This Agreement may be executed in counterparts, each of which when so executed shall be deemed to be an original and such counterparts together shall constitute one and the same instrument.

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If the foregoing is in accordance with your understanding and is agreed to by you, will you please confirm your acceptance by signing the enclosed copies of this letter at the place indicated and returning the same to us on January 26, 2023.

Yours truly,

BMO NESBITT BURNS INC.		RAYMOND JAMES LTD.

By:	/s/ Jamie Rogers	By:	/s/ Gavin McOuat
	Name: Jamie Rogers		Name: Gavin McOuat
	Title: Managing Director and Co-Head, Metals & Mining		Title: Senior Managing Director

CANACCORD GENUITY CORP.		H.C. WAINWRIGHT & CO., LLC

By:	/s/ Gunnar Eggertson	By:	/s/ Edward D. Silvera
	Name: Gunnar Eggertson		Name: Edward D. Silvera
	Title: Managing Director		Title: Chief Operating Officer

NATIONAL BANK FINANCIAL INC.		ROTH CANADA INC.

By:	/s/ Morten Eisenhardt	By:	/s/ Brady Fletcher
	Name: Morten Eisenhardt		Name: Brady Fletcher
	Title: Managing Director		Title: President & Head of Investment Banking

TD SECURITIES INC.		SCOTIA CAPITAL INC.

By:	/s/ Edward J. McGurk	By:	/s/ Darren Grant
	Name: Edward J. McGurk		Name: Darren Grant
	Title: Managing Director		Title: Managing Director

The foregoing is in accordance with our understanding and is accepted by us.

MAG SILVER CORP.

By:	/s/ George Paspalas
Name: George Paspalas
Title: President & CEO

By:	/s/ Fausto Di Trapani
Name: Fausto Di Trapani
Title: CFO

The following Schedules have been omitted from this Exhibit 3.1:

Schedule “A” - List of Material Subsidiaries

Schedule “B” - Property Rights

Schedule “C” - Matters to be Addressed in the Corporation’s Canadian Counsel Opinion

Schedule “D” - Matters to be Addressed in the Corporation’s U.S. Counsel Opinion

Schedule “E” - Form of Lock-Up Agreement

Schedule “F” - Issuer Free Writing Prospectuses